UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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March 19, 2007

To the Stockholders of

TORCHMARK CORPORATION (the Company):

Torchmark’s 2007 annual meeting of stockholders will be held at the Fairmont Hotel Dallas, 1717 North Akard St., Dallas, Texas 75201 at 10:00 a.m., Central Daylight Time, on Thursday, April 26, 2007. The meeting will be conducted using Robert’s Rules of Order and Torchmark’s Shareholder Rights Policy. This policy is posted on Torchmark’s web site at http://www.torchmarkcorp.com or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying notice and proxy statement discuss proposals which will be submitted to a stockholder vote. If you have any questions or comments about the matters discussed in the proxy statement or about the operations of your Company, we will be pleased to hear from you.

It is important that your shares be voted at this meeting. Please mark, sign, and return your proxy or vote over the telephone or on the Internet. If you attend the meeting, you may withdraw your proxy and vote your stock in person if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2006.

Sincerely,

Mark S. McAndrew
Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held April 26, 2007

To the Holders of Common Stock of

TORCHMARK CORPORATION

The annual meeting of stockholders of Torchmark Corporation will be held at the Fairmont Hotel Dallas, 1717 North Akard St., Dallas, Texas 75201 on Thursday, April 26, 2007 at 10:00 a.m., Central Daylight Time. The meeting will be conducted in accordance with Robert’s Rules of Order and Torchmark’s Shareholder Rights Policy. You will be asked to:

(1) Elect the nominees shown in the proxy statement as directors to serve for their designated terms or until their successors have been duly elected and qualified.

(2) Consider ratification of the appointment of Deloitte & Touche LLP as independent auditors.

(3) Approve the Torchmark Corporation 2007 Long-Term Compensation Plan.

(4) Consider a shareholder proposal regarding diversity on the Board of Directors.

(5) Transact any other business that properly comes before the meeting.

These matters are more fully discussed in the accompanying proxy statement.

The close of business on Friday, March 2, 2007 is the date for determining stockholders who are entitled to notice of and to vote at the annual meeting. You are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the annual meeting in person. You may also choose to vote your shares over the telephone or on the Internet. You may revoke your proxy at any time before it is voted at the meeting.

The annual meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Carol A. McCoy
Vice President, Associate Counsel & Secretary

McKinney, Texas

March 19, 2007

PROXY STATEMENT

Solicitation of Proxies

The Board of Directors of Torchmark Corporation (the Company) solicits your proxy for use at the 2007 annual meeting of stockholders and at any adjournment of the meeting. The annual meeting will be held at the Fairmont Hotel Dallas, 1717 North Akard St., Dallas, Texas 75201 at 10:00 a.m., Central Daylight Time on Thursday, April 26, 2007. Mark S. McAndrew and Larry M. Hutchison are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board of Directors.

If the enclosed proxy/direction card is returned, properly executed, and in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/ direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR proposals 1, 2 and 3 and AGAINST proposal 4. You have the right to revoke your proxy by giving written notice of revocation addressed to the Secretary of the Company at 2001 Third Ave. South, Birmingham, Alabama 35233 at any time before the proxy is voted at the meeting.

The proxy/direction card is considered to be voting instructions furnished to the respective trustees of each of the Torchmark Corporation Savings and Investment Plan, the Profit-Sharing and Retirement Plan of Liberty National Life Insurance Company, the Liberty National Life Insurance Company 401(k) Plan and the Waddell & Reed Financial, Inc. 401-K and Savings and Investment Plan with respect to shares allocated to individual’s accounts under these plans. If the account information is the same, participants in one or more of the plans who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustees of any plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total shares in that plan for which directions have been received.

A plurality vote of the holders of the issued and outstanding common stock of the Company represented in person or by proxy at the stockholders meeting is required to elect directors. A simple majority vote of the holders of the issued and outstanding common stock of the Company represented in person or by proxy at the stockholders meeting is required to approve all other matters put to a vote of stockholders at this meeting. Abstentions are considered as shares present and entitled to vote. Abstentions have the same legal effect as a vote against a matter presented at the meeting. Any shares for which a broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules will be considered as shares not entitled to vote and will not be considered in the tabulation of the votes.

Record Date and Voting Stock

Each stockholder of record at the close of business on March 2, 2007 is entitled to one vote for each share of common stock held on that date upon each proposal to be voted on by the stockholders at the meeting. At the close of business on March 2, 2007, there were 97,646,581 shares of common stock of the Company outstanding (not including 3,428,167 shares held by the Company which are non-voting while so held). There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board of Directors, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.

Principal Stockholders

The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2006, as indicated from Schedule 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares		Percent of Class
Pzena Investment Management, LLC 120 West 45th Street, 20th Floor New York, New York 10036	12,188,400	(1)	12.43%

Franklin Resources, Inc. Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403-1906

Templeton Global Advisors Limited Lyford Cay Post Office Box N7759 Nassau, Bahamas	8,519,635	(2)	8.7%

(1)	Pzena Investment Management, LLC, a Delaware investment adviser, has sole power to vote or direct the vote on 6,226,215 shares and sole power to dispose or direct the disposition of 12,188,400 shares.

(2)	Franklin Resources, Inc. (FRI), a Delaware corporation, and Charles B. Johnson and Rupert H. Johnson, Jr. (Principal Shareholders), who each own in excess of 10% of the common stock of FRI, hold no shares of Torchmark stock directly. FRI and the Principal Shareholders disclaim beneficial ownership in all reported securities. All shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI (Investment Management Subsidiaries), including Templeton Global Advisors Limited. Investment Management Subsidiaries report the following and disclaim beneficial ownership of the same:

Adviser Subsidiary	Power to Vote or Direct Vote	Power to Dispose or Direct Disposition
	Sole	Sole	Shared
Templeton Global Advisors Limited	6,568,844	6,628,324	25,520

Franklin Templeton Investment Management Limited	552,952	1,212,391

Templeton Investment Counsel, LLC	233,710	233,710

Franklin Templeton Investments Australia Limited	119,960	56,430	63,530

Franklin Templeton Investments (Asia) Limited	115,600	152,340

Franklin Advisors, Inc.	58,570	58,570

Franklin Templeton Investments Corp.	18,730	18,730

Franklin Templeton Investments Japan Limited	30,790	30,790

Fiduciary Trust Company International	10,400	10,400

Templeton Asset Management Ltd	17,050	28,900

PROPOSAL NUMBER 1

Election of Directors

The Company’s By-laws provide that there will be not less than seven nor more than fifteen directors with the exact number to be fixed by the Board of Directors. In February 2006, the Board reduced the number of directors to eleven persons effective upon the retirement of C. B. Hudson and to ten persons effective upon the retirement of Joseph M. Farley, as of the April 27, 2006 annual meeting of shareholders. The number of directors was increased by the Board to eleven persons at the Board’s April 2006 meeting and Lloyd W. Newton was elected to fill the newly-created directorship serving until the 2007 Annual Meeting of Shareholders. In February 2007, the Board reduced the number of directors to ten persons effective upon the retirement of Harold T. McCormick, as discussed below.

The Board of Directors proposes the election of Charles E. Adair, Joseph L. Lanier, Jr. and Lloyd W. Newton as directors, to hold office for a term of three years, expiring at the close of the annual meeting of stockholders to be held in 2010 or until their successors are elected and qualified. Messrs. Adair, Lanier and Newton’s current terms expire at the 2007 Annual Meeting of Shareholders. Harold T. McCormick reached the retirement age for non-officer directors of 78 and will retire from the Board as of the April 26, 2007 Annual Meeting of Shareholders. The term of office of the other seven directors continues until the close of the annual meeting of stockholders in the year shown in the biographical information below or until their successors are elected and qualified.

Non-officer directors first elected to the Board of Directors prior to April 28, 2005 retire from the Board of Directors at the annual meeting of stockholders which immediately follows their 78th birthday. Non-officer directors first elected to the Board after April 28, 2005 retire from the Board at the annual meeting of stockholders immediately following their 74th birthday. Directors who are employee officers of the Company retire from active service as directors at the annual stockholders meeting immediately following their 65th birthday.

If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board of Directors unless the Board reduces the number of directors.

The Board recommends that the stockholders vote FOR the nominees.

Profiles of Directors and Nominees(1)

Charles E. Adair (age 59) has been a director since April 2003. He is also a director of Performance Food Group, Inc., Tech Data Corporation, and PSS World Medical, Inc. Principal Occupation: Partner, Cordova Ventures, Montgomery, Alabama, a venture capital management company since December 1993.

David L. Boren (age 66) has been a director of the Company since April 1996. His term expires in 2009. He is also a director of AMR Corporation, Hiland Partners, L.P. and Texas Instruments, Inc. Principal occupation: President of The University of Oklahoma, Norman, Oklahoma since November 1994.

M. Jane Buchan (age 43) has been a director of the Company since October 2005. Her term expires in 2009. Principal Occupation: Chief Executive Officer and Managing Director of Pacific Alternative Asset Management Company, LLC, Irvine, California, an institutional fund of funds for pension plans of corporations, state governments and foreign retirement trusts, since March 2000.

Robert W. Ingram (age 58) has been a director of the Company since October 2005. His term expires in 2009. Principal Occupation: Senior Associate Dean and Ross-Culverhouse Professor of Accounting in Culverhouse College of Commerce, University of Alabama, Tuscaloosa, Alabama since August 2004. (Director, Culverhouse School of Accountancy, University of Alabama, 2002—2004; Director, Garner Center for Accounting Issues, University of Alabama, 1991—2001).

Joseph L. Lanier, Jr. (age 75) has been a director of the Company since 1980. He is also a director of Flowers Foods and Alliance One International, Inc. Principal occupation: Retired textile executive. (Chairman of the Board of Dan River Incorporated, Danville, Virginia, a textile manufacturer, November 1989-August 2006; Chief Executive Officer of Dan River Incorporated November 1989-February 2005).

Mark S. McAndrew (age 53) has been a director of the Company since July 1998. His term expires in 2008. Principal occupation: Chairman since February 2006 and Chief Executive Officer since August 2005 of the Company. (Chairman of Insurance Operations of the Company, February 2003-August 2005; Executive Vice President of the Company, September 1999-February 2003; Chief Executive Officer September 1999-August 2005 and President October 1991-August 2005 of Globe; Chairman of United American, Globe and American Income, September 1999-June 2001; President October 1991-July 2004 and Chief Executive Officer September 1999-July 2004 of United American; President and Chief Executive Officer of American Income, September 1999-December 2003.)

Lloyd W. Newton (age 64) has been a director of the Company since April 2006. He is also a director of Goodrich Corporation. Principal Occupation: Consultant. (Executive Vice President Military Engines of Pratt & Whitney, a manufacturer of aircraft engines, gas turbines and space propulsion systems, Hartford, Connecticut August 2000-March 2006).

Sam R. Perry (age 72) has been a director of the Company since October 2004. His term expires in 2008. Principal occupation: Attorney in Private Practice, Austin, Texas since October 2004. (Shareholder and Of Counsel at Sneed Vine & Perry P.C., Austin, Texas December 2003-September 2004; Shareholder, Officer and Director of Sneed Vine & Perry, P.C. June 1961-December 2002.)

Lamar C. Smith (age 59) has been a director of the Company since October 1999. His term expires in 2008. Principal Occupation: Chief Executive Officer since 1990 of First Command Financial Services, Inc., Fort Worth, Texas, a financial services company providing insurance, mutual funds and banking services to current and former commissioned and non-commissioned military officers. (Chairman of First Command Financial Services, Inc. January 1992-January 2007).

Paul J. Zucconi (age 66) has been a director of the Company since July 2002. He is also a director of Titanium Metals Corporation and Affirmative Insurance Holdings, Inc. Principal occupation: Business Consultant, Plano, Texas, since January 2001. (Partner, KPMG LLP July 1976-January 2001)

(1)	Liberty, Globe, United American, American Income and UILIC as used in this proxy statement refer to Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, American Income Life Insurance Company and United Investors Life Insurance Company, subsidiaries of the Company.

PROPOSAL NUMBER 2

Approval of Auditors

A proposal to ratify the appointment of the firm of Deloitte & Touche LLP as the principal independent accountants of the Company to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2007 will be presented to the stockholders at the annual meeting. Deloitte & Touche served as the principal independent accountants of Torchmark, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2006 and has served in such capacity since 1999. The Audit Committee of the Board has appointed Deloitte & Touche to serve as the Company’s principal independent accountants for 2007 and has recommended ratification by stockholders of the appointment of Deloitte & Touche for 2007.

A representative of Deloitte & Touche is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

The Board recommends that stockholders vote FOR the proposal.

PROPOSAL NUMBER 3

APPROVAL OF THE TORCHMARK CORPORATION

2007 LONG-TERM COMPENSATION PLAN

On February 20, 2007, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Torchmark Corporation 2007 Long-Term Compensation Plan (the 2007 Plan). The 2007 Plan will become effective as of the date it is approved by the stockholders.

The Company currently maintains the Torchmark Corporation Amended and Restated 2005 Incentive Plan, as amended (the 2005 Plan). As of March 19, 2007, there were approximately 23,362 shares of the Company’s common stock reserved and available for future awards under the 2005 Plan. If the stockholders approve the 2007 Plan, all future equity grants to the Company’s employees, officers, directors and consultants will be made from the 2007 Plan, and the Company will not grant any additional awards under the 2005 Plan. The 2005 Plan as currently in effect will remain in effect if the Company’s stockholders do not approve the 2007 Plan.

A summary of the 2007 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the 2007 Plan

Purpose. The purpose of the 2007 Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance. The 2007 Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration. The 2007 Plan will be administered by the Compensation Committee (the Committee) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan.

Eligibility. The 2007 Plan permits the grant of incentive awards to employees, officers, non-employee directors and consultants of the Company and its affiliates as selected by the Committee. As of the record date, the number of eligible participants was approximately 180. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Permissible Awards. The 2007 Plan authorizes the granting of awards in any of the following forms:

•

options to purchase shares of the Company’s common stock, which may be designated under the Internal Revenue Code (the Code) as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•

stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or shares of stock as specified in the award agreement) between the fair market value per share of the common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•

restricted or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•	performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals;

•	dividend equivalents, which entitle the holder of an award to cash payments equal to any dividends paid on the shares of stock underlying the award;

•	other stock-based awards in the discretion of the Committee, including unrestricted stock grants; and

•	performance-based cash awards, which is a right granted to a participant to a cash award to be paid upon attainment of specified performance goals.

Shares Available for Awards. Subject to adjustment as provided in the 2007 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards to be granted under the 2007 Plan is 3,250,000. Not more than 250,000 of such aggregate number of shares may be granted as full value awards (which includes any stock-settled award other than in the form of an option or SAR).

Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2007 Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options	300,000
Stock Appreciation Rights	300,000
Restricted Stock or Stock Units	30,000
Performance Units or Shares	30,000 or a value equal to 30,000 shares, determined as of the date of vesting or payout
Other Stock-Based Awards	30,000

The maximum aggregate amount that may be awarded or credited with respect to cash-based awards under the 2007 Plan to any one participant in any 12-month period is the greater of $2,000,000 or the value of 30,000 shares of common stock, determined as of the date of vesting or payout, as applicable.

Minimum Vesting Requirements. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any full-value award granted under the 2007 Plan to an employee or officer will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such awards in the event of the participant’s death, disability, or retirement, or upon the occurrence of a change in control.

Performance Goals. All options and SARs granted under the 2007 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2007 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	premiuim revenue;

•	total revenue;

•	sales;

•	profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

•	earnings (earnings per share or other corporate earnings measures);

•	net income (before or after taxes, operating income or other income measures);

•	cash (cash flow, cash generation or other cash measures);

•	stock price or performance;

•	total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price);

•	economic value added;

•	return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	market share;

•	improvements in capital structure;

•	expenses (expense management, expense ratio, expense efficiency ratios or other expense measures);

•	business expansion (acquisitions);

•	internal rate of return or increase in net present value;

•	productivity measures;

•	cost reduction measures; and

•	strategic plan development and implementation.

The Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Committee may provide, at the time the performance goals are established, that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards.

Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the date of termination.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award:

(A) upon the occurrence of a change in control of the Company (as defined in the 2007 Plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

•	all outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the change in control, and

(B) with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2007 Plan), then:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the date of termination.

Adjustments. In the event of a transaction between the Company and its stockholders that causes the per-share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2007 Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2007 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2007 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment. The Board or the Committee may, at any time and from time to time, terminate or amend the 2007 Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board or the Committee may condition any amendment on the approval by the stockholders for any other reason. No termination or amendment of the 2007 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require stockholder approval.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2007 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2007 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2007 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance-Based Cash Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance-based cash award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2007 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2007 Plan, are designed to be exempt from the application of Code Section 409A. Restricted and deferred stock units granted under the 2007 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy minimum federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2007 Plan.

Benefits to Named Executive Officers and Others

As of March 19, 2007, no awards had been granted under the 2007 Plan. Awards will be made at the discretion of the Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2007 Plan in the future.

Recommendation of the Board

The Board recommends that shareholders vote “FOR” Proposal 3.

PROPOSAL NUMBER 4

Shareholder Proposal

Torchmark received the following resolution submitted by CHRISTUS Health, Bon Secours Health System and Catholic Healthcare West and is including the proposal in this Proxy Statement in accordance with SEC Rule 14a-8 of the Securities Exchange Act of 1934. Torchmark will provide the address for the proponents as well as the number of common shares of Torchmark that they hold promptly upon written or oral request addressed to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

BOARD DIVERSITY – TORCHMARK CORP

WHEREAS: Torchmark Corp. currently has a distinguished board of twelve persons.

We believe that our Board should take every reasonable step to ensure that women and persons from minority racial groups are in the pool from which Board nominees are chosen; therefore be it

RESOLVED that the shareholders request the Board:

1.	In connection with its search for suitable Board candidates, to ensure that women and persons from minority racial groups are among those it considers for nomination to the Board.

2.	To publicly commit itself to a policy of board inclusiveness, including steps to be taken and a timeline for implementing that policy.

3.	To report to shareholders, at reasonable expense (and omitting proprietary information) by December 2007:

a.	On its efforts to encourage diversified representation on the board; and

b.	Whether, in the nominating committee’s charter or its procedures, diversity is included as a criterion in selecting the total membership of the Board.

SUPPORTING STATEMENT

Recent corporate scandals resulted in the enactment of the Sarbanes-Oxley Act and both the stock exchanges and the SEC have taken actions to enhance the independence, accountability and responsiveness of corporate boards, including requiring greater Board and committee independence.

We believe that in order to enhance such independence it is necessary for corporations to aggressively seek diversity by gender, age and race among their board candidates. As companies seek new board members to meet the new independence standards, there is a unique opportunity to enhance diversity on the board. Several corporations (including MorganChase, Coke, Johnson & Johnson, Pfizer, Proctor and Gamble and TimeWarner) have included their commitment to board diversity (by gender and race) in the charter for their nominating committee. We believe that the judgment and perspectives offered from deliberations of a diverse board of directors improve the quality of their decision making and will enhance business performance by enabling a company to respond more effectively to the needs of their customers.

We note that only a relatively small number of S&P 500 companies have all white boards. We believe that many publicly held corporations have benefited from the perspectives brought by many well-qualified board members who are women or minority group members. For that reason, some institutional investors are pressuring companies to diversity their boards. For example, the 2003 corporate governance guidelines of America’s largest institutional investor (TIAA-CREF) calls for diversity of directors by experience, sex, age and race.

Similarly, in 2002 the $20 billion Connecticut Retirement and Trust Funds launched a “board diversity initiative”. “My first priority as treasurer is the bottom line” said Connecticut State Treasurer, Denise Nappier, “Greater diversity leads to better corporate governance, which is good for Connecticut’s investments. I regard diversity as key to the functioning of an effective board. In a complex global market you need to pick from the largest pool of talent available to you,” said Ms. Nappier.

We urge the Board to enlarge its search for qualified members by casting a wider net.

The Board of Directors of the Company OPPOSES the adoption of the resolution for the following reasons:

The Company’s Corporate Governance Guidelines discuss director qualification standards in the areas of Board membership criteria, size of the Board, term limits, retirement policy and selection of the Chairman of the Board. In addition to the factors described in the Corporate Governance Guidelines, the Governance and Nominating Committee and the Board of Directors have adopted a listing of qualifications of directors which should at a minimum be considered as factors in the nomination or appointment of members of the Board. Diversity is a valid and proper factor to consider and, accordingly, it has been included in the Company’s published Qualifications of Directors, along with other factors — integrity, absence of conflicts of interest, achievement/experience, business understanding, oversight, available time, age and independence. Specifically, the Qualifications of Directors states: “Directors should be selected so that the Board reflects appropriate diversity.” (Emphasis added)

The Company’s Governance and Nominating Committee has a long standing stated policy of receiving, evaluating, and considering the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. As a part of that policy, the Governance and Nominating Committee performs its tasks seeking the best possible director nominees for the Board whatever the gender, racial background, ethnicity or religion of the potential director candidates and irrespective of whether the candidate is submitted by a shareholder, Company employee, a member of Company management or a present or former director. When vacancies arise on the Board, the Governance and Nominating Committee does and will continue to work to ensure that the Board meets the established qualifications of directors, including diversity. In fact, the current makeup of the Board reflects its commitment to diversity in membership as one of its goals. The Board of Directors believes rigid implementation through a fixed timeline for inclusion of a designated number of directors who are female and/or from minority racial groups may not necessarily achieve the best possible Board for the Company and accordingly will not serve the best interests of the Company or its shareholders.

The Board of Directors recommends a vote AGAINST the proposal.

OTHER BUSINESS

The directors are not aware of any other matters which may properly be and are likely to be brought before the meeting. If any other proper matters are brought before the meeting, the persons named in the proxy, or in the event no person is named, Mark S. McAndrew and Larry M. Hutchison will vote in accordance with their judgment on these matters.

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of Directors of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years
Danny H. Almond	56	Vice President and Chief Accounting Officer of Company since February 2007. (Vice President, Accounting of Company December 2005 - February 2007, Senior Vice President, Accounting of United American October 1999 - December 2005).

Tony G. Brill	64	Executive Vice President of Company since September 1999. (Chief Administrative Officer of Company September 1999 - August 2006).

Gary L. Coleman	54	Executive Vice President and Chief Financial Officer of Company since September 1999.

Vern D. Herbel	49	Executive Vice President and Chief Administrative Officer of Company since August 2006; President and Chief Executive Officer of United American since July 2004; Executive Vice President of Globe and American Income since May 2002. (Executive Vice President August 2002 - July 2004 and Senior Vice President May 1999 - August 2002 of United American; Senior Vice President of Globe January 1996 - May 2002).

Charles F. Hudson	50	President and Chief Executive Officer of Globe since August 2005. (Senior Vice President August 2001 - August 2005 and Vice President, Marketing May 1998 - August 2001 of Globe).

Larry M. Hutchison	53	Executive Vice President and General Counsel of Company since September 1999.

Andrew W. King	49	President and Chief Marketing Officer of Liberty since January 2006. (President, Branch Office Marketing Division of United American, September 1999 - January 2006).

Anthony L. McWhorter	57	Chief Executive Officer of Liberty and UILIC since September 1999; President of UILIC since September 1998. (Executive Vice President of Company September 1999 - April 2006; President of Liberty, December 1994 - January 2006; Chairman of Liberty and UILIC, September 1999 - June 2001).

Rosemary J. Montgomery	57	Executive Vice President and Chief Actuary of Company since September 1999.

Roger C. Smith	54	President and Chief Executive Officer of American Income since December 2003. (President—American Income Marketing Division, January 2002 - December 2003; Executive Vice President and Sales Director of American Income, October 1999 - January 2002).

W. Michael Pressley	55	Vice President and Chief Investment Officer of Company since April 2006. (Corporate Actuary of Company September 2002 - April 2006; Consulting Actuary at Towers Perrin (Tillinghast), Dallas, Texas March 1990 - September 2002)

Glenn D. Williams	45	Executive Vice President and Chief Marketing Officer of Company since August 2005. (Senior Vice President, Marketing of Company, March - August 2005; Executive Vice President of Globe and United American, September 1999 - March 2005).

Stock Ownership

The following table shows certain information about stock ownership of the directors whose terms continue after this Annual Meeting of Shareholders, the director nominees and executive officers of the Company as of December 31, 2006, including shares with respect to which they have the right to acquire beneficial ownership on or prior to March 1, 2007.

	Company Common Stock or Options Beneficially Owned as of December 31, 2006(1)(2)
Name and City of Residence	Directly(3)	Indirectly(4)
Charles E. Adair Montgomery, AL	25,000	0
David L. Boren Norman, OK	17,031	0
M. Jane Buchan Corona Del Mar, CA	12,000	0
Robert W. Ingram Tuscaloosa, AL	6,762	0
Joseph L. Lanier, Jr. Lanett, AL	167,546	74,986
Mark S. McAndrew McKinney, TX	659,600	10,752
Lloyd W. Newton Lithia, FL	6,000	0
Sam R. Perry Austin, TX	20,084	0
Lamar C. Smith Fort Worth, TX	56,164	0
Paul J. Zucconi Plano, TX	27,500	3,044
Tony G. Brill Plano, TX	438,335	4,016
Gary L. Coleman Plano, TX	506,137	16,082
Vern D. Herbel McKinney, TX	129,488	27,121
Charles F. Hudson Edmond, OK	74,392	644
Larry M. Hutchison Duncanville, TX	437,065	11,342
Andrew W. King Plano, TX	252,922	10,769
Anthony L. McWhorter Birmingham, AL	414,056	1,935
Rosemary J. Montgomery Parker, TX	454,095	555
Roger C. Smith Waco, TX	172,685	284
Glenn D. Williams Plano, TX	99,746	2,445
Danny H. Almond Plano, TX	59,253	0
W. Michael Pressley Garland, TX	15,729	97
All Directors, Nominees and Executive Officers as a group:(5)	4,051,590	164,072

(1)	No directors, director nominees or executive officers beneficially own 1% or more of the common stock of the Company.
(2)	Messrs. Zucconi, Coleman, Almond and Pressley own 1,500, 4,000, 8,000 and 800 Torchmark Capital Trust III Trust Originated Preferred Securities, respectively.

(3)	Includes: for Adair, 21,211 shares; for Boren, 14,000 shares; for Buchan, 12,000 shares; for Ingram, 6,000 shares; for Lanier, 158,027 shares; for McAndrew, 524,523 shares; for Newton, 6,000 shares; for Lamar Smith, 44,826 shares; for Zucconi, 27,500 shares; for Perry, 18,000 shares; for Brill, 336,083 shares; for McWhorter, 401,605 shares; for Coleman, 370,638 shares; for Hutchison, 349,921 shares; for Montgomery, 365,385 shares; for Pressley, 15,329 shares; for Roger Smith, 163,485 shares; for Herbel, 125,488 shares; for Hudson, 67,328 shares; for Williams, 76,423 shares; for King, 204,922 shares; for Almond, 52,813 shares and for all directors, executive officers and nominees as a group, 3,361,507 shares, that are subject to presently exercisable Company stock options.

Shares reported for McAndrew include 135,077 shares which are pledged. Shares reported for King include 42,500 shares which are pledged.

(4)	Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, executive officer’s or nominee’s home or (d) owned by the director or executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes approximately 10,752 shares, 3,989 shares, 77 shares, 16,082 shares, 97 shares, 11,342 shares, 10,371 shares, 284 shares, 2,445 shares, 644 shares, 10,769 shares and 555 shares calculated based upon conversion of stock unit balances held in the accounts of Messrs. McAndrew, Brill, McWhorter, Coleman, Pressley, Hutchison, Herbel, Roger Smith, Williams, Hudson, King and Ms. Montgomery, respectively, in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. McWhorter also includes approximately 1,858 shares calculated based upon conversion of stock unit balance in the Profit Sharing & Retirement Plan of Liberty (PS&R Plan) to shares. Indirect ownership for Mr. Herbel also includes 8,375 shares held in his living trust and 8,375 shares held in his spouse’s living trust.

Indirect ownership for Mr. Zucconi includes 3,044 shares held in a family limited partnership. Indirect ownership for Mr. Lanier includes 56,074 shares held by a family partnership, 16,512 shares owned by his spouse and 2,400 shares owned by his children. Mr. Lanier disclaims beneficial ownership of 16,512 shares owned by his spouse and 2,400 shares owned by his children.

(5)	All directors, nominees and executive officers as a group, beneficially own 3.99% of the common stock of the Company.

CORPORATE GOVERNANCE

Director Independence Determinations

The New York Stock Exchange (NYSE) rules require that Torchmark have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with Torchmark and its subsidiaries (collectively, Torchmark), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In order to assist in the making of these determinations, the Board has adopted certain categorical standards described below to assist it in making determinations of independence.

The categorical standards for independence determinations adopted by the Board of Directors are:

i.	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship.

ii.	A director who receives, or whose immediate family member receives, more than $100,000 in any twelve month period in direct compensation from Torchmark other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $100,000 in any twelve month period in such compensation.

iii.

A director or a director’s immediate family member who is a current partner of the firm that is the Company’s internal or external auditor; a director who is a current employee of the Company’s internal or external audit firms; a director who has an immediate family member who is a current employee at such a firm and who participates in that firm’s audit, assurance or tax compliance (but not tax planning) practices; or a director or a director’s immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit during that time will not be deemed “independent”.

iv.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Torchmark’s present executive officers serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

v.	A director who is a current employee, or whose immediate family member is a current executive officer, of a company that makes payments to, or receives payments from, Torchmark for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

The Board further adopted the following additional categorical standards for determining director independence on February 23, 2005, which were reviewed, amended and restated on February 20, 2007:

1)	An independent director does not directly or indirectly beneficially own more than 10% of any class of the Company’s equity securities.

2)	If a Company director is an executive officer of another company in which the Company owns a common stock interest in excess of 5% of total shareholder’s equity, or where the other company owns a common stock interest in the Company in excess of 5% of total shareholder’s equity, the director is not independent.

3)	An independent director is not and is not affiliated with an entity that is an adviser or consultant to the Company or a member of the Company’s senior management.

4)	An independent director has no personal services contract(s) with the Company or a member of senior management of the Company.

5)	An independent director is not affiliated with a not-for-profit entity that receives significant contributions from the Company (defined as the greater of $1 million or 2% of the not-for-profit entity’s consolidated gross revenues).

6)	An independent director is not employed by a public company at which an executive officer of the Company serves as a director.

7)	If a Company director is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is greater than 5% of the total consolidated assets of the company that he/she serves as an executive officer, the director is not independent.

8)	A director elected pursuant to any arrangement or understanding with another person or group is not an independent director.

9)	An independent director does not serve, and has no immediate family member who has served, as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, where such investment exceeds $1 million or 2% of such entity’s invested capital, whichever is greater, in any of the last three years.

10)	An independent director does not have, nor may any immediate family member have, any direct or indirect material interest in a transaction or series of transactions to which the Company or a subsidiary is a party in which the transaction amount exceeds $120,000 (other than interests arising solely from an aggregate ownership interest of less than 10% of the Company or an entity furnishing services to the Company).

11)	An independent director has not, and his/her immediate family members have not, accepted or agreed to accept from the Company any consulting, advisory or other compensatory fee except fees received for service as a director.

All directors other than those deemed not “independent” under the foregoing standards will be deemed to be “independent” upon a Board determination.

These independence standards are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. They are located under the Corporate Governance heading.

Based on these categorical standards, after review and deliberation at their February 26, 2004 meeting, the Board determined that the following independent directors met the standards set by the Board: Charles E. Adair, David L. Boren, Joseph M. Farley (retired in April 2006), Joseph L. Lanier, Jr., Harold T. McCormick (will retire in April 2007) and Paul J. Zucconi. At their October 2005 election, it was determined that M. Jane Buchan and Robert W. Ingram met the independence standards set by the Board. Lloyd W. Newton was determined to meet the independence standards at the time of his April 2006 election to the Board. Robert W. Ingram was determined not to be independent under the NYSE categorical standards from November 2006 to January 2007, at which time he again became independent. During that period, Mr. Ingram was not deemed independent under NYSE categorical standard iii above because a member of his immediate family, his adult daughter, was employed in a professional capacity in the audit practice of Deloitte and Touche, LLP, the Company’s independent auditors. She was not a partner and did not personally work on the audit of Torchmark or its subsidiaries. Her employment complied with all professional and internal firm standards to which Deloitte was subject. Through circumstances not influenced or controlled by Mr. Ingram or Torchmark, his daughter left the employ of Deloitte on December 29, 2006 and Mr. Ingram could again be deemed independent under NYSE rules without a three-year look back period.

After evaluation of the directors’ responses to an annual questionnaire, which included questions based on the above-described independence criteria as well as related party transactions disclosable pursuant to Item 404(a) of SEC Regulation S-K, the Governance and Nominating Committee made recommendations to the Board of Directors regarding director independence on February 19, 2007. Accordingly, as of the February 20, 2007 Board meeting, the Board determined that the following directors continue to meet the categorical standards set by the Board and are “independent”: Charles E. Adair, David L. Boren, M. Jane Buchan, Robert W. Ingram, Joseph L. Lanier, Jr., Harold T. McCormick, Lloyd W. Newton and Paul J. Zucconi. Mark McAndrew (as a Company employee), Lamar Smith (because of related party transactions as set out on pages 46-47 of the Proxy Statement) and Sam Perry (because of the three-year look back period on transactions with his former law firm) are not “independent”.

Executive Sessions

Torchmark’s non-management directors have since October, 2002 met in regularly scheduled executive sessions without any management participation by officers or employee directors. These executive sessions are currently held either before, after or otherwise in conjunction with the Board’s four regularly scheduled meetings per year. Additional executive sessions can be scheduled at the request of the non-management directors. Beginning in 2004, at least one executive session per year is conducted with only independent directors present.

The director who presides over the executive sessions is the Chair of the Governance and Nominating Committee. If that director is not present, another independent director will be chosen by the executive session to preside.

You may communicate with Torchmark’s non-management directors by writing to the Executive Session of the Torchmark Corporation Board of Directors in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Communications with the Board of Directors

Security holders of the Company and other interested parties may communicate with the full Board of Directors by writing to the Board or a specific director or directors in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Governance Guidelines and Codes of Ethics

Torchmark has adopted Corporate Governance Guidelines, a Code of Ethics for the CEO and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers and employees, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. They are located under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Committees of the Board of Directors

The Board of Directors has the following standing committees more fully described below: Audit, Compensation and Governance and Nominating. The Board may also, from time to time, name additional special committees. In April 2006, the Board of Directors appointed a special-purpose Pricing Committee, comprised of Harold T. McCormick, Lamar C. Smith, Sam R. Perry and Paul J. Zucconi, Chair. The Pricing Committee met via two separate teleconferences, both held in June 2006 to price the Torchmark Capital Trust III 7.10% Trust Originated Preferred Securities and the Company’s 6.375% Senior Notes due 2016.

Audit Committee—The audit committee is currently comprised of Messrs. Zucconi (2006 Chairman), Adair, Ingram and McCormick. Joseph M. Farley served on the audit committee until his retirement from the Board in April 2006. Robert W. Ingram did not serve on the audit committee from his November 2006 resignation, since he was no longer deemed independent under the NYSE rules, until January 2007, when he was again deemed independent under the NYSE categorical independence standards. Accordingly, he then was reappointed to the audit committee. As of the date of this Proxy Statement, all members of the audit committee are independent under the definition contained in the NYSE rules and fully comply with SEC rules and regulations.

The audit committee reviews and discusses with management and the independent auditors the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for risk assessment and management; selects, appoints, reviews and, if necessary, discharges the independent auditors; reviews the scope of the independent auditors audit plan and pre-approves audit and non-audit services; reviews the adequacy of the Company’s system of internal controls over financial reporting; periodically reviews pending litigation and regulatory matters; reviews the performance of the Company’s internal audit function, reviews related party disclosures to assure that they are adequately disclosed in the Company’s financial statements and other SEC filings and reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy. Additionally, the audit committee meets with the Company’s independent accountants and internal auditors both with and without management present. The audit committee met fourteen times in 2006 (four physically-held meetings and nine teleconference meetings with one additional subcommittee teleconference).

The audit committee has a written charter, which is annually reviewed and updated if necessary. The audit committee charter is posted on the Company’s website and can be viewed by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation Committee—The compensation committee is currently comprised of Messrs. Lanier (2006 Chairman), Newton and Boren and Ms. Buchan. Joseph M. Farley served on the compensation committee until his April 2006 retirement from the Board. Lloyd W. Newton was named to the compensation committee upon his election to the Board in April 2006. All members of the compensation committee are independent under the rules of the NYSE, Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code.

The compensation committee determines the Company’s stated general compensation philosophy and strategy; reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Chief Executive Officer’s compensation, evaluating the CEO’s performance in light thereof, and recommending his total compensation to the Board for its approval; establishes the annual bonus pool; administers the Company’s Section 162(m) bonus plan and stock incentive plan; and makes recommendations to the Board with respect to non-CEO executive compensation, incentive compensation plans and equity based plans. The compensation committee is authorized to employ its own independent compensation consultant and has chosen to retain Mercer Human Resources Consulting. The compensation committee receives input and recommendations from the Chief Executive Officer and other members of Company management on compensation matters and delegates certain day to day administrative functions for implementation of its compensation decisions and programs to Company officers. The compensation committee met ten times in 2006 (six physically-held meetings and four teleconferences).

The compensation committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on Torchmark’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation committee interlocks and insider participation—Torchmark has no compensation committee interlocks or insider participation as defined by Item 407(e)(4) of SEC Regulation S-K.

Governance and Nominating Committee—The governance and nominating committee is currently comprised of Messrs. Adair, Boren (2006 Chairman), Ingram, Lanier, McCormick, Newton and Zucconi and Ms. Buchan. All members of the governance and nominating committee are independent under the NYSE rules as of the date of this Proxy Statement. Joseph M. Farley served on the governance and nominating committee and as its chair until his retirement in April 2006 at which time David L. Boren became the committee chair. Lloyd W. Newton was appointed to this committee upon his April 2006 election to the Board. Robert W. Ingram did not serve on this committee during the period from November 2006 to January 2007 while he was not deemed “independent” under the NYSE rules, as previously discussed in this Proxy Statement.

The governance and nominating committee has the following duties and responsibilities: (1) receiving and evaluating the names and qualifications of potential director candidates; (2) identifying individuals qualified to become Board members consistent with criteria set by the Board of Directors and recommending to the Board director nominees; (3) recommending the directors to be appointed to Board committees; (4) developing and recommending to the Board a set of governance guidelines for the Company; (5) monitoring and annually evaluating how effectively the Board and Company have implemented the corporate governance guidelines; and (6) overseeing evaluations of the Board and Company management. The governance and nominating committee met four times in 2006 (all physically-held meetings).

The governance and nominating committee will receive, evaluate and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The governance and nominating committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on Torchmark’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the office of the Corporate Secretary at the address set out above.

Director Qualification Standards

Torchmark’s Corporate Governance Guidelines discuss the following director qualification standards:

1.	Board Membership Criteria, including independence, limits on the number of boards on which a director serves, a former chief executive officer’s Board membership and directors who change their present job responsibilities;

2.	Size of the Board;

3.	Term Limits;

4.	Retirement Policy; and

5.	Selection of the Chairman of the Board.

More detail regarding these director qualification standards can be found in the Corporate Governance Guidelines by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investor Relations page. The Guidelines are located under the Corporate Governance heading. Printed copies of the Guidelines may be obtained at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Additionally, the Governance and Nominating Committee and the Board of Directors of Torchmark adopted the following statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates on April 29, 2004:

Torchmark Corporation

Qualifications of Directors

In addition to any other factors described in Torchmark’s Corporate Governance Guidelines, the Governance and Nominating Committee and the Board of Directors should at a minimum consider the following factors in the nomination or appointment of members of the Board:

1.	Integrity: Directors should have integrity and be of personal and professional ethical character.

2.	Absence of Conflicts of Interest: Directors should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its shareholders.

3.	Achievement/Experience: Directors should have experience in management or at the policy-making level in one or more fields of business, government, education, technology, science, or community/civic affairs.

4.	Business Understanding: Directors should have a general appreciation regarding major issues facing public companies of size and operational scope similar to that of the Company, including business strategy, business environment, corporate finance, corporate governance and board operations.

5.	Oversight: Directors should have the ability to exercise sound business judgment.

6.	Available Time: Directors should have sufficient time to effectively carry out their duties, including preparing for and attending Board meetings, meetings of the Board committees on which they serve and the Annual Meeting of Shareholders, after taking into consideration their other business and professional commitments.

7.	Age: Directors must comply with the Board established retirement age limits for directors.

8.	Independence: Directors should be independent in their thought and judgment and be committed to enhancing long-term value for all shareholders. A majority of the Board must be independent directors, as defined by the New York Stock Exchange.

9.	Diversity: Directors should be selected so that the Board reflects appropriate diversity.

Under exceptional and limited circumstances, the Committee and Board may approve the candidacy of a director nominee who may not necessarily satisfy all of these criteria, if they believe the service of that nominee is in the best interests of the Company and its shareholders.

Procedures for Identifying and Evaluating Director Candidates

1.	Chairman and CEO, the Governance and Nominating Committee or other Board Member identifies need (a) to add new Board Member meeting specific criteria or (b) to fill a vacancy on the Board.

2.	Governance and Nominating Committee initiates search, working with Company staff support and seeking input from other Board Members and Senior Company Management. The Governance and Nominating Committee may also engage a professional search firm to assist in identifying director candidates if necessary.

3.	Candidates that will satisfy any specific criteria and otherwise qualify for membership on the Board, are identified and presented to the Governance and Nominating Committee.

4.	The Chairman and CEO and at least one Member of the Governance and Nominating Committee will interview prospective candidate(s).

5.	Governance and Nominating Committee meets to consider and approve final candidate.

6.	Governance and Nominating Committee seeks full Board endorsement of selected candidate.

7.	In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates.

Board and Annual Shareholder Meeting Attendance

During 2006, the Board of Directors held four physical meetings. In 2006, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served. The Board also acted twice by unanimous written consent.

Torchmark has a long standing policy that the members of its Board of Directors be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 27, 2006 Annual Meeting of Shareholders, all ten directors were present.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors has the responsibility for determining the compensation of senior executives of Torchmark and its subsidiaries in accordance with the Company’s stated compensation philosophy and strategy. The Compensation Committee works to ensure that the total compensation paid in various forms to these executives, including the Chief Executive Officer, Chief Financial Officer and the other executives listed in the compensation tables in this Proxy Statement (collectively, the named executive officers), is fair, reasonable and competitive.

Compensation Philosophy

Torchmark’s executive compensation philosophy mirrors its business philosophy. Our compensation philosophy emphasizes and rewards consistent, steady growth in net operating income per share, which we believe provides long-term value to our shareholders and aligns management’s interests with shareholder interests. Our compensation philosophy also considers competitive remuneration practices in the insurance and financial services sector as we seek to attract, reward and retain our key executives at both the holding company and subsidiary levels. Based on both annual and long-term goals, the Compensation Committee evaluates and makes decisions in three categories: (a) annual versus long-term compensation, (b) cash versus equity compensation, and (c) performance-based compensation which is deductible under Internal Revenue Code Section 162(m) versus discretionary compensation based upon management recommendations and Compensation Committee decisions. This evaluation and decision-making process has resulted in executive compensation at the Company which generally heavily emphasizes equity compensation while placing less emphasis on cash compensation.

Our compensation philosophy is regularly monitored by the Compensation Committee. From time to time, as necessary, the Committee may modify our compensation philosophy, principles or goals. For a number of years, growth in net operating income per share has been the objective we have emphasized in determining and awarding bonuses. In 2006, the Committee conducted an evaluation of additional and/or alternative performance objectives for bonuses with input from Company management and the assistance of the committee’s compensation consultant. After deliberation, in early 2007, the Compensation Committee affirmed continued use of growth in net operating income per share, an earnings-based objective for bonuses.

Role of Executive Officers in Compensation Decisions

Company management, including the Chief Executive Officer, the Chief Financial Officer and the General Counsel, support the Compensation Committee, attend its meetings at its request, make recommendations to the Committee and perform various day-to-day administrative functions on behalf of the Committee for the Company’s cash and equity compensation programs and plans. Specifically, the Chief Executive Officer provides input to assess the effectiveness of the existing compensation philosophy and programs, assists in the design of new compensation programs and the modification of existing programs and makes specific recommendations regarding the cash and equity compensation of certain levels of officers, including all named executive officers except himself.

Compensation Consultant

The Compensation Committee has the authority to employ outside advisors, experts and other professionals to assist it. Historically, the committee has periodically used unaffiliated executive compensation consultants. In 2006, the committee retained Mercer Human Resources Consulting, an independent compensation consulting firm. Mercer performed reviews of the competitiveness of the total cash and equity-based compensation paid to certain executive officers, including all the named executive officers except C. B. Hudson, who retired as

Chairman of the Board in February 2006, as well as providing certain special reports requested by the Committee such as reports on stock ownership guidelines and a supplemental executive retirement plan.

Setting Executive Compensation

Our compensation programs are designed to attract, retain and motivate the executives who are necessary to successfully operate the Company and its subsidiaries in the current competitive environment. These programs have also been planned to mesh compensation with the Company’s annual and long-term goals. We attempt to structure the compensation program to reward initiative and achievements which result in continued growth of the Company.

The current compensation package for executives of Torchmark and/or its subsidiaries is comprised of cash and equity elements paid partly as annual incentives and partly as long-term incentives. Our cash compensation is in the form of salaries and bonuses. We pay equity compensation most frequently in the form of stock options; although in certain instances, we may use restricted stock awards. Cash bonuses are the customary annual incentive and non-qualified stock options are the preferred form of long-term incentives.

The Compensation Committee considers benchmarks as it determines the elements, appropriate levels and mix of compensation to be paid to the named executive officers in order to retain the insurance executives necessary to successful operation of the Company. The Committee does not operate with fixed standards for the level and mix of compensation elements it awards. Rather, it works using this benchmarking data and other inputs from Company management and its compensation consultant.

The companies against which Torchmark’s named executive officers were benchmarked in 2006, fourteen diversified insurance companies, were compiled by the compensation consultants at Mercer. Some of these peer companies have business models similar to Torchmark while others compete with us for executive talent. This peer group was comprised of AFLAC, UNUM Provident, Lincoln National, W.R. Berkley, Nationwide Financial Services, American Financial Group, Old Republic International, Cincinnati Financial, Unitrin, Mercury General, Stan Corp Financial, Markel, Protective Life and AmerUs Group. The median fiscal year 2005 revenue for this peer group was roughly $3.8 billion, and Torchmark’s revenue for 2005 ($3,125,910,000) was at the 39th percentile of this peer group. The median market capitalization for these peer group companies at May 31, 2006 was $4.1 billion, with Torchmark having a May 31, 2006 market value ($5,837,452,874) at the 65th percentile of this peer group.

The Compensation Committee operates with the general pay objective that total compensation for the named executive officers should fall between the median and the 75th percentile of the insurance peer group and Mercer’s survey data based upon performance. For 2005, this objective was met for all the named executive officers other than the Chief Executive Officer, who was lower than the median. Base salaries were generally between the median and 75th percentile. Cash bonuses paid for 2005 performance were generally significantly below the median market practice but total annual compensation (base salary and annual bonus) paid to the named executive officers in 2005 generally was within 15% of the median market practice, other than being lower for the Chief Executive Officer. Long-term incentive awards in the form of stock options were generally above the median of the peer group and survey data other than for awards to the Chief Executive Officer, which were also lower. This reflects Torchmark’s historic emphasis on delivering a large part of executive pay in a variable format as long-term incentive awards in the form of stock options. Based on this benchmarking data, the Compensation Committee increased the Chief Executive Officer’s base salary in August 2006 to the amount reflected in the Summary Compensation Table.

In December 2006, the Compensation Committee, Company management and Mercer began work to redefine the Company’s peer group, evaluating the use of the U.S. companies listed in the annual Fortune 1000 stock life and health insurance rankings published in the April 17, 2006 issue as peers for purposes of measuring both compensation and Company performance. Torchmark was included among the 19 companies listed in 2006, ranking 7th in profits as a percentage of stockholders equity, 1st in profit per dollar of revenues, 2nd in profit per dollar of assets and 2nd in earnings per share growth from 1995-2005. After discussion, the Committee, with the concurrence of Company management and the compensation consultant, determined to use as the 2007 peer group those companies in the Fortune 1000 stock life and health companies rankings as published in the April 17, 2006 issue, adjusted to remove any companies which are substantially more than twice the asset size of Torchmark such as MetLIFE and Prudential Financial. These companies will also change from time to time because of mergers, acquisitions and going-private transactions. In 2006, they included AFLAC, UNUM Provident, Principal Financial, Assurant, Lincoln National, Pacific Life, Conseco, Unitrin, American National Insurance, Phoenix, Stancorp Financial, Minnesota Life, Protective Life and AmerUs Group.

Elements of Compensation

The total compensation package for all executives at Torchmark and its subsidiaries, including the named executive officers, consists of multiple elements. Some of these elements focus on compensation paid during the executive’s active working career while others focus on compensation and benefits paid on or related to retirement. Executives may also receive certain limited perquisites and personal benefits. The elements included in compensation available to executives during fiscal year 2006 included:

•	Base salaries;

•	Cash bonuses;

•	Long-term equity-incentives in the form of stock options and restricted shares;

•	Retirement and other benefits;

•	Perquisites and personal benefits.

Base Salaries and Cash Bonuses

Salary increases and annual cash bonuses are paid to reward performance (prior year in the case of salary increases and current year in the case of bonuses) relative to annual goals which vary by operating company and are impacted by that particular company’s current position within the holding company system. For holding company executives, these annual goals may be based on growth in net operating income per share, pre-tax operating income and/or return on equity and for executives of the subsidiaries, these goals are typically based on growth in insurance operating income, underwriting margins and/or insurance premium revenue. The Chief Executive Officer reviews Company and operating subsidiary performance as well as the performance of individual executives relative to their respective annual goals.

The Chief Executive Officer makes recommendations to the Compensation Committee for subsequent year salary levels to executives, other than himself, considering Company and operating subsidiary performance in the previous year as well as the performance of individual executives relative to their respective annual goals. Such executives do not receive any cost of living salary adjustments. The Compensation Committee also receives and reviews market data on base salary levels at peer companies from its consultant. Based on this data, at a meeting held in early December each year, the Compensation Committee considers and fixes subsequent year salary levels for certain levels of executives as well as for the Chief Executive Officer. At its regular December 2005 meeting, the Compensation Committee established 2006 salaries for the Chief Executive Officer and all executive officers of Torchmark and its subsidiaries with annual compensation (salary and bonus) of $200,000 or greater. At its regular December 2006 meeting, the Compensation Committee fixed the 2007 salaries for the Chief Executive Officer and the other executive officers who are listed on page 14 of this Proxy Statement. At its February 2007 meeting, the Compensation Committee ratified the 2007 salary for the executive officer named in February 2007.

Annual cash bonuses to executives of the Company and its subsidiaries may either be awarded and paid based upon (1) the attainment of pre-established objective performance targets under the Torchmark Corporation Annual Management Incentive Plan (the Section 162(m) Plan) or (2) the discretion of the Compensation Committee outside of the Section 162(m) Plan. To the extent that discretionary bonuses are awarded by the Compensation Committee, its decision is based upon review and deliberation of the Chief Executive Officer’s recommendations for executive officers other than himself and comparative information obtained from their compensation consultant. At its regular December 2006 meeting, the Compensation Committee considered and approved the amount of cash bonuses to be paid to the group of executive officers who are listed on page 14 of this Proxy Statement based on their individual performance. The Compensation Committee further ratified in their February 2007 meeting the 2006 bonus paid to the listed executive officer appointed in February 2007. The 2006 bonuses paid to Messrs. Coleman and Hutchison and to Ms. Montgomery, which are reflected in the Summary Compensation Table on page 32, were awarded by the Compensation Committee on a discretionary basis based upon their respective individual performance.

Bonuses paid upon attainment of pre-established performance targets are paid under the Section 162(m) Plan. Within the first 90 days of each year, the Compensation Committee selects one or more performance criteria from among those listed in the Section 162(m) Plan. The Compensation Committee determines the executives eligible to participate in the Section 162(m) Plan for that year from among the Chief Executive Officer, the next four highest paid executive officers other than the Chief Executive Officer (covered employees) and any other executive officer of the Company or its subsidiaries they choose to include. The committee first establishes the size of the bonus pool (for both bonuses paid under the Section 162(m) Plan and discretionary bonuses paid outside this plan) by specifying a percentage, not to exceed 1%, of Torchmark’s pre-tax operating income for the performance period (typically a calendar year). The committee also establishes bonus targets which must be met for participants to be considered for a bonus. Actual performance relative to these targets determines whether or not any bonus can be paid. If the targets are not met, no bonuses can be paid; if the targets are met, the maximum amount for which a participant is eligible may be paid. The maximum amount of the pool which can be paid under the Section 162(m) Plan to the Chief Executive Officer and the other four covered executives cannot exceed 40% of the total pool, with not more than a maximum of 15% payable to the Chief Executive Officer and not more than 25% payable in total to the other four covered employees. At the end of the performance period, the Compensation Committee must determine and certify that the performance criteria/targets have been met before any bonus can be paid. While the Compensation Committee has discretion to reduce a bonus as paid under the Section 162(m) Plan, it may not increase a bonus payment under the Section 162(m) Plan above the objectively-determined amount.

The performance criteria selected by the Compensation Committee for use in the Section 162(m) Plan since its inception and again for 2006 was annual growth in Torchmark’s net operating income per share. For 2006, the maximum bonus pool was calculated to be 0.60% of the Company’s 2006 pre-tax operating income. Net operating income per share had to increase not less than two percent over 2005 net operating income per share for any bonus to be paid. Company Chairman and Chief Executive Officer Mark McAndrew was named the only participating executive for 2006 in the Section 162(m) Plan, and he was eligible to receive a 2006 bonus of 15% of the pool, subject to the Compensation Committee’s discretion to reduce the bonus. At its February 19, 2007 meeting, the Compensation Committee reviewed 2006 results, determined and certified that the performance criteria/target had been met and awarded Mr. McAndrew the maximum bonus as reflected in the Summary Compensation Table on page 32.

Long-Term Equity Incentives

The principal vehicle used by Torchmark to distribute long-term incentive compensation to Company and subsidiary executives, officers and key employees is stock options, which Torchmark first began awarding in 1984. From time to time, we have also awarded restricted stock to certain senior executives and we began a renewed emphasis in 2006 on the use of restricted stock awards to certain senior executives for retention purposes. The incentive plan under which stock options and restricted stock were awarded in 2006 was the Torchmark Corporation Amended and Restated 2005 Incentive Plan (the Incentive Plan). The Incentive Plan’s stated purposes are to promote the success and enhance the value of Torchmark by linking the personal interests of employees, officers, directors and consultants of the Company and its subsidiaries to Torchmark’s shareholders and to provide these persons with an incentive for outstanding individual performance.

To implement that purpose, the Compensation Committee, as the administrator of the Incentive Plan, selected, based upon management recommendations the officers, key employees and another non-employee who received stock option grants and the executive officers who were awarded restricted shares in 2006. The

Incentive Plan authorizes the Compensation Committee to set the restrictions on restricted shares (for example, performance-based or tenure of service) and their vesting periods. The Compensation Committee also is charged with determining the type of stock options they award (incentive or non-qualified), the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options under the Incentive Plan are granted with exercise prices equal to the fair market value of Torchmark’s common stock, which is defined by that plan as the NYSE market closing price on the grant date. The grant date for stock options and restricted share awards is the date of the Compensation Committee meeting, either physical or telephonic, at which the Committee reviews and determines the persons receiving options or restricted stock and the number of options or restricted shares.

The Compensation Committee does not time the grant of stock options or restricted shares in consideration of the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of Torchmark common stock. Options and restricted shares are not awarded when the Compensation Committee or Company management is in possession of material non-public information. Equity-based incentive compensation, whether in the form of options or restricted shares, is typically awarded by the Compensation Committee each year at its December meeting, which is within an established window period for trading in Company stock.

Decisions regarding stock option grants are made annually based upon recommendations from Company and subsidiary management to the Chief Executive Officer and then, for persons other than himself, from the CEO to the Compensation Committee. Since the named executive officers are paid salaries and bonuses commensurate with the higher level of their responsibilities, they typically are awarded a larger number of stock options than persons with lesser levels of compensation. Once an executive officer or key employee has been awarded options and becomes a part of the stock option program, he or she will generally be eligible to be considered for stock option grants on an annual basis. The number of options previously granted to an individual executive, however, may not necessarily be indicative or determinative of the amount of options granted to that executive in the future.

Restricted shares are awarded from time to time to senior level executives, typically as an incentive to the executive to work beyond the Company’s established early retirement age of 55. Accordingly, such restricted shares are most often structured with vesting based on the passage of time.

At its regularly scheduled December 12, 2006 meeting, the Compensation Committee, in order to continue to comply with Institutional Shareholder Services’ burn ratios (the rate at which options are granted in relation to the Company’s shares outstanding) for the Incentive Plan, determined to grant 100% of the restricted stock to the executive officers recommended by the Chief Executive Officer and 50% of the stock options that were initially recommended by the Chief Executive Officer for the group of 181 persons comprised of executives, officers, key employees and another non-employee at the market closing price on that date. The Compensation Committee held a meeting on January 19, 2007 at which time it considered and granted the remaining 50% of the options recommended by the Chief Executive Officer at the market closing price on that date to the group of 181 persons. At the request of the Chief Executive Officer, the Compensation Committee did not grant any equity-based incentive awards to the CEO at either their December 12, 2006 or January 19, 2007 meetings and will not consider granting any such equity-based incentive compensation awards unless and until Torchmark’s shareholders have approved the Torchmark Corporation 2007 Long-Term Compensation Plan, which is more fully described elsewhere in this Proxy Statement, at their April 26, 2007 Annual Meeting.

Stock Ownership/Retention Guidelines

Torchmark has not historically had stock ownership guidelines for its executives and non-employee directors, although both groups have generally had individual equity-based interests in the Company through participation in the Company stock funds of the Thrift and 401(K) Plans, outright ownership of shares, restricted stock and/or stock options. In 2006, however, the Compensation Committee examined and considered the implementation of stock ownership guidelines. It commissioned, received and reviewed a report from its outside compensation consultant, Mercer, on the topic of stock ownership guidelines for officers and non-employee directors. After consideration by and recommendations from the Compensation Committee and the Governance and Nominating Committee, with the complete support of Company management, the Board of Directors approved the implementation of the following stock ownership guidelines, effective January 1, 2007:

1.	The Chief Executive Officer of Torchmark must acquire and hold shares of Torchmark stock with a market value equal to at least five times his annual salary;

2.	The executive vice presidents of Torchmark must acquire and hold Torchmark stock with a market value equal to at least three times their respective annual salaries;

3.	The presidents/chief executive officers of Torchmark’s principal insurance subsidiaries must acquire and hold Torchmark stock with a market value of at least two times their respective annual salaries; and

4.	Non-employee directors of Torchmark must acquire and hold Torchmark stock with a market value equal to at least five times their annual cash retainer.

All such directors, the Chief Executive Officer and the executive officers have a five-year period from inception of these guidelines, their initial election as a director or their initial inclusion in the above-described categories of executive officers to attain the minimum ownership levels. For purposes of meeting these stock ownership guidelines, common and trust preferred shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, shares held in unitized stock funds in the Company’s thrift, 401(k) and profit sharing and retirement plans, restricted stock and restricted stock units are counted.

Other than the stock ownership guidelines, the Company has no stock retention policy for stock options and other equity grants. It believes the decisions when to exercise options and whether to retain stock should be each individual award recipient’s. The Company’s insider trading policy prohibits executives from trading and/or writing put and call options and other derivative vehicles in order to hedge positions or speculate in Company stock.

Retirement and Other Benefits

Retirement benefits provided to executives are a defined benefit pension plan benefit, a group term life insurance benefit, additional life insurance under Retirement Life Insurance Agreements, post-employment health coverages and in the case of certain executives, benefits under a closed “frozen” Supplemental Executive Retirement Plan (SERP). While some of these retirement benefits are available to all eligible employees (e.g., pension plan benefit, group term life insurance and post-retirement health coverages), other benefits are only available to designated executives when they retire (e.g., Retirement Life Insurance Agreements and benefits from the frozen SERP). The Company has chosen to provide such benefits either broadly or to specific individuals to attract and retain employees and executives by enabling retirement savings and planning.

In order to retain executives necessary to the Company’s continued success, in 2006 the Compensation Committee commissioned a report on supplemental executive retirement plans prepared by its compensation consultant, Mercer. After evaluation of that report and with input from Company management, the Compensation Committee recommended and the Board of Directors approved a new SERP, effective January 1, 2007, for executives designated from time to time as participants by the Compensation Committee. This non-qualified SERP, will be funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from the former TMK Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the fixed amount annual limit on qualified pension plan benefits. No benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 38 executives of the Company and its subsidiaries to participate in the

SERP on January 19, 2007. Of the named executive officers, Messrs. McAndrew, Coleman and Hutchison and Ms. Montgomery have been designated as participants in the new SERP. Each of these named executive officers also participated in the old frozen SERP. As a condition of participation in the new SERP they agreed to forfeit their frozen SERP benefits unless their fixed frozen SERP benefit would be larger than their respective benefits under the new SERP at the time of their retirement.

Savings Plans

Eligible executives and employees may choose to participate in the Torchmark Corporation Savings and Investment Plan (the Thrift Plan), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds.

Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted 401(K) provisions for pre-tax contributions commencing on that date. No additional after-tax contributions are permitted to the Thrift Plan after December 31, 2006. The Company continues to match 50% of the employee’s pre-tax contributions up to a maximum annual contribution by the employee of $13,500. The employee may contribute up to an additional $2,000 annually which is not matched by the Company and if he or she is age 50 or older, the employee may make an annual “catch-up” contribution of up to $5,000, which is also not subject to Company matching. These contributions can be directed to the same type of investment funds as previously available. Each of the named executive officers participate in this plan. Mr. Hudson participated in this plan prior to his retirement.

Torchmark subsidiaries provide other defined contribution plans, some of which remain active and others of which are closed, for eligible employees. However, none of the named executive officers participate in any of these plans.

Torchmark maintains a supplemental savings and investment plan (the Supplemental Thrift Plan) which was frozen in 1992. The Supplemental Thrift Plan, an unfunded, non-qualified defined contribution plan, allowed the Company to match participating executive’s contributions above the levels then permitted under the Thrift Plan. No further contributions have been made to the Supplemental Thrift Plan after 1992, with only interest accruing to executives’ accounts. Of the named executive officers, only Mr. McAndrew has a frozen account in this plan. Mr. Hudson’s account was paid to him upon his retirement.

The Company also makes generally available a payroll deduction stock purchase plan with an unaffiliated stock broker where executives and employees bear all costs of the purchase of shares.

Deferred Compensation Plan

Torchmark provides a traditional unfunded, deferred compensation plan to executive officers and directors, who choose to participate and who may elect to defer all or any part of their compensation into an interest-bearing memorandum deferred compensation account until they terminate their elections. Elections must indicate the payment commencement date and the method of distribution, either in a lump sum or equal monthly installments (not to exceed 120). Interest on the account is paid at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance. None of the named executive officers participate in this plan.

Retirement Life Insurance Agreements

Torchmark provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including the named executive officers, and certain executives of its subsidiary companies. These retirement life insurance benefit agreements replace an insurance payment program to that same group of executives which was terminated in 2001. The agreements provide a life insurance benefit to a participating executive effective upon the later of his/her 65th birthday or his/her retirement date with coverage equal to a designated percentage, which will vary, based upon the employee’s age at the nearest birthday to their date of retirement, from 65% at age 55 to 100% at ages 62 or over, of an amount equal to two times the employee’s salary and bonus in his/her final year of employment prior to retirement, less $5,000. Such insurance benefits for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Each of the named executive officers has a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit.

Perquisites and Personal Benefits

Historically, Torchmark has not made available a broad array of perquisites and personal benefits. The Company has chosen to offer only a very limited number of perquisites and personal benefits to its named executive officers, which are relatively inexpensive, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid tickets to events, personal use of the Company’s off-site conference facilities, costs associated with spouses’ travel to Company meetings and holiday gifts. In the last several years, the Company has eliminated some perquisites such as company cars. The aggregate incremental cost of perquisites for 2006 exceeds $10,000 for only one of the named executive officers. Perquisite and other personal benefit disclosures are reviewed annually and approved by the Audit and/or the Compensation Committees.

Termination of Employment and Change in Control

All employees, including executives, holding Torchmark stock options have option grant agreements which provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement at age 55 or older, early retirement at age 60 or older, normal retirement at age 65 or older, disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, on disability or on death. Termination of employment for cause results in expiration of all options on the date of the termination notice.

Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the current stock incentive plan provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within one year after the effective date of a change in control.

While executives are subject to post-termination obligations for confidentiality pursuant to confidentiality agreements which they sign while employed, they are generally not subject to other restrictive covenants such as those dealing with non-solicitation or non-competition unless negotiated at the time of their departure. The post-termination confidentiality obligation does not relate to any compensation or benefits payable or to be payable upon certain triggering events.

Torchmark and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are typically not extended on a post-termination basis.

C.B. Hudson retired in February 2006. All payments made or to be made to him in connection with his retirement were or will be made pursuant to plans described in this Proxy Statement (other than retirement gifts).

Tax and Accounting Implications of Compensation

As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various payments and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Internal Revenue Code (I.R.C.), which provides that the Company may not deduct compensation of more than $1,000,000 paid to certain individuals. Compensation paid pursuant to the Section 162(m) Plan of the Company is intended to qualify as “performance-based compensation” which is not subject to the limits of I.R.C. Section 162(m). The Compensation Committee will not necessarily and in all circumstances limit executive compensation to that paid under the Section 162(m) Plan or that is otherwise deductible under Section 162(m) of the I.R.C. In 2006, all compensation paid by Torchmark and its subsidiaries was deductible in accordance with the provisions of I.R.C. Section 162(m).

The Company designs, awards and implements its non-qualified deferred compensation arrangements to fully comply with I.R.C. Section 409A and the accompanying regulations. While the final regulations under Section 409A have not become effective, Torchmark believes it is operating such deferred compensation programs in good faith compliance with statutory provisions currently in effect.

Beginning on January 1, 2006, Torchmark began accounting for stock-based payments including stock option grants and restricted share awards in accordance with the requirement of FASB Statement 123R.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Torchmark has reviewed and discussed the Compensation Disclosure and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Joseph L. Lanier, Jr., Chairman

David L. Boren

M. Jane Buchan

Lloyd W. Newton

The foregoing Compensation Committee Report shall not be deemed “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.

Summary Compensation Table

The table below summarizes various categories of compensation earned in 2006 by Torchmark’s Chief Executive Officer, Chief Financial Officer and the three next most highly compensated executive officers of the Company. C.B. Hudson served as Chairman of the Board of Directors of Torchmark, a position deemed by the Company’s By-Laws to be that of an executive officer, until his retirement on February 22, 2006 and is included in the Summary Compensation Table based upon the payments made to him upon the termination of his employment. Excluding Mr. Hudson, the remaining five named executive officers had 2006 salaries and bonuses which were 66% of their total compensation in 2006.

None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with Torchmark or any of its subsidiaries.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)(2)		Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Mark S. McAndrew, Chairman and Chief Executive Officer	2006	820,833	0	0	446,608		698,000	0	(3)	64,450	(9)	2,029,891

Gary L. Coleman, Executive Vice President & Chief Financial Officer	2006	500,000	200,000	2,651	330,822		0	11,538	(4)	7,722		1,052,733

Tony G. Brill, Executive Vice President; Chief Administrative Officer until April 12, 2006	2006	620,048	0	0	468,636		0	84,356	(5)	10,587		1,183,627

Rosemary J. Montgomery, Executive Vice President & Chief Actuary	2006	475,000	200,000	5,488	326,320		0	25,717	(6)	9,819		1,042,344

Larry M. Hutchison, Executive Vice President & General Counsel	2006	475,000	200,000	2,651	327,249		0	13,012	(7)	7,856		1,025,768

C.B. Hudson, Chairman of Board until February 22, 2006	2006	133,333	0	0	412,646	(10)	0	148,795	(8)	2,041,246	(11)	2,736,020

(1)	The fair values of stock awards are calculated in accordance with FAS 123R using the NYSE market closing price on the grant date of the stock.
(2)	Assumptions used in calculating the aggregate grant date fair value in accordance with FAS 123R are set out in Footnote 1 to Torchmark’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2006.
(3)	Increase in Torchmark Corporation Pension Plan (Pension Plan) of $12,437 and decrease in the “frozen” Torchmark Corporation Supplemental Retirement Plan (frozen SERP) of –$15,003.
(4)	Decrease in present value of frozen SERP (–$3,369) netted against increase in present value of Pension Plan ($14,907).
(5)	Increase in present value of Pension Plan ($84,356). Mr. Brill did not participate in the frozen SERP and has no benefit thereunder.
(6)	Decrease in present value of frozen SERP (–$6,212) netted against increase in present value of Pension Plan ($31,929).
(7)	Decrease in present value of frozen SERP (–$79) netted against increase in present value of Pension Plan ($13,091).
(8)	Represents difference between Change in Pension Value of Pension Plan and frozen SERP (–$810,651) and payments actually received in 2006 from Pension Plan ($959,446).
(9)	Includes perquisites and personal benefits for Mr. McAndrew of payment of country club dues, personal charges at a Torchmark Board meeting and personal use of the Company airplane. Personal use of the Company airplanes was $49,428. The value of personal use of Company aircraft by Mr. McAndrew is calculated based on the actual variable costs incurred by Torchmark in providing such flights, net of federal and state tax benefits ($ 20,264) and the lost tax benefits to Torchmark attributable to such flights ($29,164). The variable costs associated with such flights include fuel, maintenance of the planes, pilot travel expenses, on-board catering, landing and parking fees and other variable costs. Fixed costs, such as pilots’ salaries, are not included since they do not change with usage. Costs incurred by Torchmark in providing personal flights to executives are deductible for federal income tax purposes only to the extent that income is imputed to the executive for income tax purposes for the flights and the executive reimburses the Company for such costs. Accordingly, a tax deduction for the costs associated with personal flights is not allowed to the extent that such costs exceed the imputed income and any reimbursements by the executive.
(10)	In December, 2005, stock options awarded to Mr. Hudson on December 13, 2004 for 75,000 shares with an exercise price of $56.24 per share and on May 4, 2005 for 799,999 shares with an exercise price of $54.77 per share were amended by the Compensation Committee to provide that if Mr. Hudson retired after age 60, such options would remain exercisable for the remainder of the term of the option rather than only for the shorter of three years from his retirement or the expiration of the stated term of the options. Mr. Hudson retired at age 60 in February, 2006.
(11)	Includes value of supplemental thrift plan account paid upon retirement of $24,872, additional premiums paid on group term life insurance of $1,574, life insurance policy pursuant to Retirement Life Insurance Agreement with a face amount of $1,995,000 (to be issued at age 65), value of retirement gift of $9,800 and cash gift to charity in honor of executive’s retirement of $10,000.

2006 Grants of Plan-based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Award(s)			Estimated Future Payouts Under Equity Incentive Plan Award(s)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Name(1)	Grant Date	Threshold ($)	Target ($)(2)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mark S. McAndrew	2/21/2006		698,000					0	0

Gary L. Coleman	12/12/06 12/12/06							4,000	25,000	63.70	254,800 305,500

Rosemary J. Montgomery	12/12/06 12/12/06							5,000	22,500	63.70	318,500 274,950

Larry M. Hutchison	12/12/06 12/12/06							4,000	25,000	63.70	254,800 305,500

(1)	Tony G. Brill and C. B. Hudson did not receive grants of plan-based awards in 2006.
(2)	Estimated future payouts under non-equity, incentive plan awards are calculated pursuant to the Company’s Annual Management Incentive Plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount. On January 19, 2007, the Compensation Committee certified attainment of the bonus objectives for Mr. McAndrew, who was paid the maximum permitted bonus shortly thereafter.
(3)	Restricted shares awarded December 12, 2006 vest 20% per year over a five year period commencing on the first anniversary of the award date, based upon continued employment. If the executive dies or retires at or after age 65 (a normal retirement), any remaining unvested restricted stock vests in full as of the date of death or retirement. If the executive retires at or after age 60, 75% of any remaining unvested restricted stock vests in full as of the date of retirement. Dividends are paid on both vested and unvested shares at the same rate as that received by all Company common stockholders.
(4)	Non-qualified stock options granted December 12, 2006 have a seven year term and a grant price equal to the market closing price of Company common stock on the New York Stock Exchange on the date awarded by the Compensation Committee (December 12, 2006). Such options vest as to 50% of the shares on December 12, 2008 and as to the remaining 50% of the shares on December 12, 2009.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)		(i)	(j)
Mark S. McAndrew		75,000	[1]		55.48	12/13/12
	60,000				56.24	12/15/14
	95,000				44.89	12/13/13
	50,000				37.44	12/18/12
	332,181				54.77	5/4/12
	34,842				41.26	8/11/11
Gary L. Coleman		25,000 60,000	[1] [1]		63.70 55.48	12/12/13 12/13/12
	55,000				56.24	12/15/14
	55,000				44.89	12/13/13
	30,000				37.44	12/18/12
	188,947				54.77	5/4/12
	39,321				41.26	8/11/11
	1,294	1,939	[2]		27.8125	12/21/10
	1,076	1,075	[2]		33.4375	12/16/09
							4,000	[3]	255,040	[4]
Tony G. Brill		50,000	[1]		55.48	12/13/12
	55,000				56.24	12/15/14
	32,500				44.89	12/13/13
	247,508				54.77	5/4/12
	1,075	2,152	[2]		33.4375	12/16/09
Rosemary J. Montgomery		22,500 60,000	[1] [1]		63.70 55.48	12/12/13 12/13/12
	55,000				56.24	12/15/14
	55,000				44.89	12/13/13
	30,000				37.44	12/18/12
	191,657				54.77	5/4/12
	33,082				41.26	8/11/11
	646	645	[2]		33.4375	12/16/09
							5,000	[3]	318,800	[4]

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)		(i)	(j)
Larry M. Hutchison		25,000 60,000	[1] [1]		63.70 55.48	12/12/13 12/13/12
	55,000				56.24	12/15/14
	55,000				44.89	12/13/13
	30,000				37.44	12/18/12
	186,685				54.77	5/4/12
	22,376				41.26	8/11/11
	860	862	[2]		33.4375	12/16/09
							4,000	[3]	255,040	[4]
C.B. Hudson	75,000				56.24	12/15/14
	95,000				44.89	12/13/13
	50,000				37.44	12/18/12
	799,999				54.77	5/4/12
	270,911				41.26	8/11/11
	1,960	17,643	[2]		55.05	1/2/16
	2,367	18,932	[2]		45.60	1/8/15
	7,686	23,059	[2]		37.44	12/16/13
	7,534	18,833	[2]		38.20	12/13/12
	7,700	15,399	[2]		37.375	12/20/11
	10,346	15,521	[2]		27.8125	12/21/10
	8,606	8,607	[2]		33.4375	12/16/09
	8,988	8,989	[2]		22.14864	1/31/08

[1]	Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven year term.
[2]	Stock options vest at the rate of 10% per year on anniversary of grant date commencing with first anniversary of grant date, with an eleven year term.
[3]	Restricted stock vests at the rate of 20% per year over a five year period commencing on the first anniversary of award date.
[4]	Calculated using year-end closing market price of $63.76 per share.

Option Exercises and Stock Vested

during fiscal year ended December 31, 2006

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)		(c)		(d)	(e)
Mark S. McAndrew	0		0		3,600	201,096	[2]
Gary L. Coleman	0		0		0	0
Tony G. Brill	93,107	[1]	1,318,474	[1]	3,600	201,096	[2]
Rosemary J. Montgomery	0		0		0	0
Larry M. Hutchison	0		0		0	0
C.B. Hudson	0		0		0	0

[1]	Cashless option exercise through unaffiliated stock broker (exercise and immediate sale).
[2]	Calculated using January 6, 2006 market closing price of $55.86 per share.

Pension Benefits at December 31, 2006

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer under the Torchmark Corporation Pension Plan and the frozen Torchmark Corporation Supplemental Retirement Plan determined using interest rates and mortality rate assumptions consistent with those used in Torchmark’s financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)		(e)
Mark S. McAndrew	Torchmark Corporation Pension Plan Torchmark Corporation Supplemental Retirement Plan	27 15	523,907 221,578		0 0
Gary L. Coleman	Torchmark Corporation Pension Plan Torchmark Corporation Supplemental Retirement Plan	25 13	509,720 50,793		0 0
Tony G. Brill	Torchmark Corporation Pension Plan	10	577,593		0
Rosemary J. Montgomery	Torchmark Corporation Pension Plan Torchmark Corporation Supplemental Retirement Plan	26 14	774,838 123,709		0 0
Larry M. Hutchison	Torchmark Corporation Pension Plan Torchmark Corporation Supplemental Retirement Plan	21 9	422,607 1,084		0 0
C.B. Hudson	Torchmark Corporation Pension Plan Torchmark Corporation Supplemental Retirement Plan	31 20	199,503 1,691,291	(2)	959,446 0
(1)	Present value of accumulated benefit is calculated using the December 31, 2006 FAS 87 disclosure assumptions as follows: (a) discount rate of 6.15%; (b) 1994 GAM mortality table and (c) the calculated present value at age 65 is discounted with interest only to the current age.
(2)	Present value of remaining annuity payments.

The Torchmark Corporation Pension Plan is a non-contributory pension plan which covers all eligible employees at the Company and each of its subsidiaries except for American Income Life Insurance Company (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plans of the Company and two pension plans of a subsidiary. The named executive officers are subject to the former TMK Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the ten years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.

If the participant retires between the ages of 55 and 64, the amount of the Pension Plan benefits is reduced so that if he or she retires at age 55, the participant will be entitled to 50% of the accrued benefits. Of the named executive officers, Ms. Montgomery is eligible for early retirement benefits under the Pension Plan, and Mr. Hudson was eligible for early retirement at the time he retired. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.

Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2006, $180,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Internal Revenue Code (in 2006, $220,000), not on actual final average earnings of the participant. Accordingly, the Company maintained the non-qualified Torchmark Supplemental Retirement Plan, under which vested benefits were frozen in 1994 and no further benefits accrued, to provide the excess annual retirement benefits which could not be paid under the applicable pension plan because of these legal restrictions. This frozen supplemental plan, which is an unfunded general obligation of Torchmark, will pay the vested benefits thereunder in the form and at the time elected by each participant in compliance with I.R.C. Section 409A. Of the named executive officers, Messrs. McAndrew, Coleman, Hutchison and Hudson and Ms. Montgomery have a vested benefit under the frozen Supplemental Retirement Plan. Mr. Brill did not participate in the frozen plan and has no supplemental pension benefit. To the extent that Messrs. McAndrew, Coleman and Hutchison and Ms. Montgomery receive any benefits under the Company’s new SERP implemented in 2007, they have agreed to waive their frozen SERP benefits unless those fixed benefits under the frozen SERP are greater. Mr. Hudson elected to have his frozen SERP benefits paid in installments commencing in 2007.

2006 Non-Qualified Deferred Compensation

The non-qualified deferred compensation reflected below is being deferred pursuant to the Torchmark Corporation Supplemental Savings and Investment Plan (Supplemental Thrift Plan), an unfunded non-qualified deferred compensation plan, which was frozen in 1992. Executive and Company contributions to this plan were terminated as of that date, with only interest on existing funds accruing to executives’ accounts thereafter at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance.

The Supplemental Thrift Plan allowed the Company to match participating executives’ contributions to the broad-based, tax-qualified Savings and Investment Plan above the levels then permitted by the Internal Revenue Code under that plan. Mr. McAndrew has a frozen account in the Supplemental Thrift Plan and Mr. Hudson had an account, which was paid to him under the terms of the plan after his retirement in 2006.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Mark S. McAndrew	0	0	750(1)	0	14,652(2)
Gary L. Coleman	0	0	0	0	0
Tony G. Brill	0	0	0	0	0
Rosemary J. Montgomery	0	0	0	0	0
Larry M. Hutchison	0	0	0	0	0
C.B. Hudson	0	0	302(1)	24,872	0

(1)	Amounts reported in column (d) are interest only and are not reported for Mr. McAndrew in the Summary Compensation Table as they are not accrued at a preferential or above-market rate. The amount reported for Mr. Hudson in column (d) of this table is a part of the amount reported in column (e) of this table. The amount in column (e) is included in the “All Other Compensation” column for Mr. Hudson in the Summary Compensation Table.
(2)	Amounts shown in column (f) for Mr. McAndrew were not required to be included in the Summary Compensation Table for previous years under prior rules.

Potential Payments upon Termination or Change-in-Control

Torchmark and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the named executive officers. Potential payments and benefits not generally available to all salaried employees may be made to the named executive officers (1) upon termination of their employment in connection with stock options issued to them under the Company’s incentive plans, (2) upon termination of employment in connection with restricted stock issued to them under the 2005 Plan, (3) at age 65 in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement, (4) upon termination of their employment in the form of a cash payment under the Supplemental Thrift Plan, and (5) upon termination of their employment in the form of a lump sum, the executive’s chosen installment payment option, or annuity under the frozen SERP, which was closed in 1994. Additionally in the case of a change in control of Torchmark, the stock options and restricted stock held by the named executive officers would be subject to vesting and those executive officers would have potential payments as a result.

For purposes of the following disclosures, the assumptions used in making the calculations are: (1) the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2006; (2) the per share price of Torchmark stock is $63.76, the closing price of the stock on December 29, 2006; (3) the ages of the named executive officers as of December 31, 2006 were Mark McAndrew (age 53), Gary Coleman (age 53), Tony Brill (age 64), Rosemary Montgomery (age 57) and Larry Hutchison (age 52); and (4) their salary and bonus is what is reflected for them in the Summary Compensation Table (other than in the case of the Retirement Life Insurance Agreement to Tony Brill where the bonus reported for him in the Summary Compensation Table of the Proxy Statement for the Annual Meeting of Shareholders held April 27, 2006 is used). C. B. Hudson ceased to be an executive officer upon his retirement as Chairman of the Board on February 22, 2006 and he is not included in the following disclosures. Actual payments made to Mr. Hudson upon his termination of employment are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Stock Options and Termination of Employment

Currently outstanding Torchmark stock options provide that the options may be exercised for a period of time after termination of employment that varies with the circumstances of the termination:

(1)	on a voluntary termination—one month after termination of employment or the expiration of the stated term of the option, whichever is shorter;

(2)	on an involuntary termination without cause—three months after termination of employment or the expiration of the stated term of the option, whichever is shorter;
(3)	on an early retirement (defined to be at or after age 55)—three years from the date of retirement or the expiration of the stated term of the option whichever is shorter;
(4)	on retirement at or after age 60 (only for options granted on and after December 13, 2005)—five years from the date of retirement or the expiration of the stated term of the option whichever is shorter;
(5)	on a normal retirement (defined to be at or after age 65)—the remaining balance of the term of the option, and all options remaining unvested upon the exercise of the option vest in full on the retirement date;
(6)	on disability—the remaining balance of the term of the option, and all options remaining unvested are immediately vested in full; and

(7)	on death—the remaining balance of the term of the option or one year from the date of death, whichever is longer, and all options remaining unvested at the date of death are immediately vested in full.

If employment is terminated for cause, there is no post-termination exercise as all outstanding options are forfeited to the Company. “Cause” is defined by the 2005 Plan as a reason for a plan participant’s termination of employment as that term may be defined in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no employment, severance or similar agreement and if the grant agreement does not define that term (which is the case for all awards currently outstanding under the 2005 Plan), “cause” is defined as any of the following acts by the plan participant, as determined by the Compensation Committee or the Board of Directors: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. “Cause” is defined by the 1998 Plan as a plan participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any subsidiary.

Options which were granted in full or partial payment of cash bonuses do not expire upon termination of employment other than upon a termination for cause; they remain exercisable in increments according to their original vesting schedule unless the optionee dies, reaches age 65 and retires, or there is a change-in-control of the Company, where in each instance any unvested portion of the option becomes immediately exercisable in full.

The table below sets out values for outstanding stock options that would be realized by the named executives officers in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual named executive officer based upon the foregoing assumptions are shown.

Mark S. McAndrew	Voluntary termination — $7,330,102
Involuntary termination without Cause — $7,330,102
Disability — $7,951,102
Death — $7,951,102

Gary L. Coleman	Voluntary termination — $4,903,549
Involuntary termination without Cause — $4,903,549
Disability — $5,504,148
Death — $5,504,148

Tony G. Brill	Early retirement — $3,284,569
Disability — $3,763,823
Death — $3,763,823

Rosemary J. Montgomery	Early retirement — $4,727,980
Disability — $5,245,688
Death — $5,245,688

Larry M. Hutchison	Voluntary termination —$4,448,886
Involuntary termination without Cause — $4,448,886
Disability — $4,973,324
Death — $4,973,324

Restricted Stock and Termination of Employment

The Company’s currently outstanding restricted stock awards provide that if the executive’s employment with Torchmark or one of its subsidiaries terminates during the restriction period because of death or retirement at or after age 65, all then remaining unvested restricted shares vest in full on the date of death or retirement. If the executive’s employment terminates by reason of retirement at or after age 60, 75% of any then remaining unvested restricted stock vests in full on the date of retirement. Since all currently outstanding unvested restricted stock held by named executive officers Gary Coleman, Rosemary Montgomery and Larry Hutchison was awarded in December 2006, based upon an assumed employment termination date of December 31, 2006, the only value to be shown for each of them is termination by death. In such circumstances, each of Gary Coleman and Larry Hutchison, would have a value of $255,040 for his restricted stock and Rosemary Montgomery would have a value of $318,800 for her restricted stock.

Retirement Life Insurance Agreements

Torchmark will provide a life insurance benefit to each of the named executive officers during their respective lifetimes, effective upon the later of his or her 65th birthday or his or her retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his or her final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1, 995,000.

Employee’s Age Nearest Birthday at date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%

Based upon an assumed retirement date of December 31, 2006, Mr. Brill would have $1,555,096 of life insurance coverage under his Retirement Life Insurance Agreement, and Ms. Montgomery would have $1,007,500 of life insurance coverage under her Retirement Life Insurance Agreement. They would be issued insurance policies by a Company subsidiary with a face amount equal to their respective insurance coverages. Messrs. McAndrew, Coleman and Hutchison, each of whom was not at least age 55 on the assumed retirement date, would have no coverage under their Retirement Life Insurance Agreements assuming they had retired on December 31, 2006.

Supplemental Thrift Plan

Torchmark’s Supplemental Thrift Plan, described earlier in this Proxy Statement, was closed to new contributions by the Company and the participating executives in 1992. After that date, only interest calculated at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance was credited by the Company to the account of a participating executive. That account balance is paid to the executive in cash after his or her retirement. Of the named executive officers only Mr. McAndrew has a Supplemental Thrift Plan account. Based upon an assumed retirement date of December 31, 2006, he would be paid $ 14,652 from the Supplemental Thrift Plan.

Frozen SERP

The Torchmark Corporation Supplemental Pension Plan (referred to in this Proxy Statement as the frozen SERP) was closed in 1994, and all vested benefits ultimately owed to participants upon their retirements were fixed. Participants must have elected no later than December 31, 2006 when their retirement income payments under the frozen SERP will commence from among the following dates: January 8 following retirement; January 8 following his or her 65th birthday; or the January 8 following the second, third, fourth or fifth anniversary of his or her retirement. Their retirement income payments will be made in the form of a single life annuity unless they elected no later than December 31, 2006 to receive payments in an optional form (a lump sum distribution, annual installments of approximate equal value paid over a minimum of two years and a maximum of ten years or any form of annuity permitted for payments under the Company’s qualified defined benefit plan). Assuming the named executive officers retired on December 31, 2006, Mr. McAndrew would have received benefits with a present value of $221,578; Mr. Coleman would have received benefits with a present value of $50,793; Ms. Montgomery would have received benefits with a present value of $123,709 and Mr. Hutchison would have received benefits with a present value of $1,084. Mr. Brill did not participate in the frozen SERP and has no benefits supplementing his qualified defined pension.

Change-in-Control—Stock Options and Restricted Stock

The 2005 Plan provides that if a participant’s employment is terminated without cause or the participant resigns for good reason within one year after the effective date of a change in control, all outstanding options and unvested restricted stock issued under the plan become fully exercisable. For purposes of the 2005 Plan, a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 25% or more of Torchmark’s voting securities, but not including:

–	an acquisition by a person who on April 28, 2005 was the beneficial owner of 25% or more Torchmark’s voting securities;

–	an acquisition of securities by or from Torchmark;

–	an acquisition of securities by a Torchmark employee benefit plan; or

–	an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.

(ii)	Individuals serving on Torchmark’s Board on April 28, 2005 cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).

(iii)	A reorganization, merger or consolidation of Torchmark, or a sale of all or substantially all of Torchmark’s assets, unless, following any such transaction:

–	all or substantially all of Torchmark’s shareholders prior to the transaction own more than 50% of the voting stock of Torchmark or its successor in substantially the same proportions as their ownership of Torchmark’s voting stock prior to the transaction; and

–	no person (excluding any successor corporation or any employee benefit plan of Torchmark or a successor corporation) acquires 25% or more of the voting securities of Torchmark or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction, and

–	a majority of the members of the Board of Torchmark or its successor following the transaction were members of Torchmark’s Board prior to the transaction.

(iv)	Torchmark’s shareholders approve a complete liquidation or dissolution of Torchmark.

The Torchmark Corporation 1998 Stock Incentive Plan (1998 Plan), under which named executives hold certain options, provides that on a change of control any stock options awarded under that plan which were not previously exercisable and vested become fully exercisable and vested. The value of all outstanding options under the 1998 Plan will be settled on the basis of the change of control price (defined as the highest price per share paid in any NYSE composite tape transaction at any time during the preceding 60 day period) as of the date the change of control occurs, in cash or in stock as determined in the discretion of the Compensation Committee.

For purposes of the 1998 Plan, a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 20% or more of Torchmark’s voting securities (other than an acquisition by Torchmark or one its subsidiaries or employee benefit plans).

(ii)	The occurrence of a transaction or event relating to Torchmark that is required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act.

(iii)	When, during any two-year period, the members of Torchmark’s Board at the beginning of the period cease to constitute at least a majority of the Board (other than due to the death of a director), unless a director is elected or recommended by at least two-thirds of the directors at the beginning of the period.

(iv)	An acquisition of Torchmark by a third party, by merger, purchase of assets or otherwise, requiring stockholder approval.

Assuming that the change in control occurred on December 31, 2006, named executive officers would have the following option values calculated in accordance with FAS 123R under the 2005 and 1998 Plans:

Mark S. McAndrew	$7,951,102
Gary L. Coleman	$5,504,148
Tony G. Brill	$3,763,823
Rosemary J. Montgomery	$5,245,688
Larry M. Hutchison	$4,973,324

Assuming that the change in control occurred on December 31, 2006, Gary Coleman, Rosemary Montgomery and Larry Hutchison, as the named executive officers holding unvested restricted stock, all of which was issued pursuant to the 2005 Plan in December 2006, would have the values shown below:

Gary L. Coleman	$255,040
Rosemary J. Montgomery	$318,800
Larry M. Hutchison	$255,040

2006 Director Compensation

The table below summarizes the compensation paid by Torchmark to non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (1)(2)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation (s)	Total ($)
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)
Charles E. Adair	73,500		0	54,673		0	0	0	128,173
David L. Boren	75,000		0	56,118		0	0	0	131,118
M. Jane Buchan	75,000		0	87,537		0	0	0	162,537
Joseph M. Farley[3]	32,500		0	54,673		0	0	5,000[4]	92,173
Robert W. Ingram	73,000		0	87,537		0	0	0	160,537
Joseph L. Lanier, Jr.	71,000		0	54,673		0	0	0	125,673
Harold T. McCormick	3,500	[5]	0	123,673	[5]	0	0	0	127,173
Lloyd W. Newton	45,500		0	64,122		0	0	0	109,622
Sam R. Perry	54,000		0	54,673		0	0	0	108,673
Lamar C. Smith	1,000	[6]	0	81,774	[6]	0	0	0	82,774
Paul J. Zucconi	79,500		0	54,673		0	0	0	134,173

[1]	Aggregate outstanding option awards at fiscal year end 2006:

Director	No. of Options
Charles E. Adair	21,211
David L. Boren	14,000
M. Jane Buchan	12,000
Joseph M. Farley	56,799
Robert W. Ingram	6,000
Joseph L. Lanier, Jr.	158,027
Harold T. McCormick	105,800	[a]
Lloyd W. Newton	6,000
Sam R. Perry	18,000
Lamar C. Smith	51,966
Paul J. Zucconi	27,500

a	Includes outstanding options on 25,293 shares held directly by Mr. McCormick and outstanding options on 80,507 shares held in the Estate of Juanita J. McCormick, Mr. McCormick’s late wife, which were previously transferred without value by Mr. McCormick to his wife and are deemed to be indirectly held by Mr. McCormick.

[2]

The amounts presented in column d, (Option Awards), are computed in accordance with FAS 123R and represent the amounts charged to expense in the Company’s financial statements. FAS 123R requires that the grant date fair value of the award be expensed over the service or vesting period of the award, which may vary from other awards according to the terms of the award, and may carry over to future periods. Because of these variations in vesting schedules, the grant date fair values of awards granted in a particular year will not necessarily agree with the amounts charged to the Company’s expense in that year.

[3]	Mr. Farley reached the designated retirement age and retired from the Board at the April 27, 2006 Annual Meeting of Shareholders.

[4]	One time cash gift to designated charity honoring a director upon retirement from the Board of $5,000.

[5]

Mr. McCormick made a timely 2005 election to defer $69,000 of his 2006 annual director compensation and received it in the form of fair market value stock options which were granted by the Compensation Committee on January 5, 2006 at a Committee teleconference held on that date.

[6]

Mr. Smith made a timely 2005 election to defer $53,000 of his 2006 annual director compensation and received it in the form of fair market value stock options which were granted by the Compensation Committee on January 5, 2006 at a Committee teleconference held on that date.

Payments to Directors

Directors of the Company are currently compensated on the following basis:

(1) Directors who are not officers or employees of the Company or a subsidiary of the Company (Outside Directors) receive a fee of $2,000 for each physically attended Board or Board Committee meeting, a fee of $500 for each telephonic Board or Board Committee meeting in which they participate, and an annual retainer of $45,000, payable each January for the entire year. They do not receive fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They receive reimbursement for their travel and lodging expenses if they do not live in the area where a meeting is held.

(2) Beginning January 1, 2007, the outside directors who chair the Audit Committee, the Compensation Committee and the Governance and Nominating Committee receive annual Committee Chair retainers, payable in quarterly installments. The Audit Committee Chair receives $10,000 and the Compensation Committee Chair and the Governance and Nominating Committee Chair each receive $5,000.

(3) Pursuant to the 2005 Incentive Plan, each Outside Director is automatically awarded annually non-qualified stock options on 6,000 shares of Company common stock on the first day of each calendar year in which stock is traded on the New York Stock Exchange at the NYSE market closing price on that date. Each of Messrs. Adair, Boren, Farley, Ingram, Lanier, McCormick, Perry, Lamar Smith and Zucconi and Ms. Buchan received a 6,000 share stock option on January 3, 2006 at the grant-date fair market exercise price of $55.80 per share pursuant to this provision.

The entire Board may award non-qualified stock options on a non-formula basis to all or such individual Outside Directors as it selects under the 2005 Incentive Plan. Such options may be awarded at such times and for such number of shares as the Board in its discretion determines. The price of such options will be fixed by the Board at the fair market value of the stock on the grant date. Lloyd Newton was awarded an option for 6,000 shares with a grant date fair market exercise price of $59.75 pursuant to this provision on his initial election to the Board of Directors on April 27, 2006.

Non-employee directors may also complete a timely irrevocable election for a calendar year and defer annual director compensation (retainers and Board and Committee meeting fees assuming attendance at all scheduled meetings) pursuant to the 2005 Incentive Plan in 10% increments but not less than 50% of such compensation into non-qualified stock options. Any such deferred compensation stock options are granted an exercise price equal to the fair market value (NYSE market closing price) on a date selected by the Compensation Committee during January in the calendar year to which the election relates. Harold McCormick and Lamar Smith made timely elections to defer 100% of their respective 2006 annual compensation and on January 5, 2006 were awarded 6,056 options and 4,652 options, respectively. with a grant date fair market value of $55.48.

Outside directors receive very limited perquisites and other personal benefits, which may include holiday gifts, personal use of Company airplanes and costs associated with spouses’ travel to Board meetings. In 2006, no outside directors received perquisites with an aggregate incremental cost to the Company in excess of $10,000.

The retirement program for non-employee directors was terminated in February 2000. Directors who had already retired prior to the program’s termination continue to receive their cash benefits, while directors who had an accrued but unpaid benefit on the termination date converted the present values of such retirement benefits on that date to stock options.

Non-employee directors may also elect to defer their director compensation to the Company’s traditional deferred compensation plan, which is more fully described in Compensation Discussion and Analysis on page 29. Director Joseph L. Lanier, Jr. has deferred compensation into the plan in the past but is not currently doing so. He receives interest, which is not paid at preferential or above-market rates, on his plan balance. He is not currently receiving any payments from this plan. No other directors participate in this plan.

Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.

Related Party Transaction Policy and Transactions

Policy with Respect to Related Party Transactions

On October 25, 2006, the Board of Directors adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (1) the disinterested members of the Board of Directors have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (2) the transaction involves compensation approved by the Compensation Committee of the Board. A “Related Party” is a person deemed to be a senior officer (including executive vice presidents of the Company, Section 16 reporting officers of the Company and the presidents/chief executive officers of principal subsidiaries) or director of Torchmark, a 5% shareholder of the Company (or such shareholder’s controlled affiliates), an immediate family member of a senior officer or a director, and an entity which is controlled by someone listed above or in which such listed person has a substantial ownership or controlling interest. A “Related Party Transaction” is a transaction between the Company and any Related Party (including transactions requiring disclosure under Item 404 of Regulation S-K) other than transactions available to all employees generally or transactions involving less than $5,000 when aggregated with all similar transactions.

At each calendar year’s first regularly scheduled Board meeting, management recommends Related Party Transactions to be entered into by the Company for that year, including the proposed aggregate value of such transactions, if applicable. The disinterested directors will approve or disapprove of the transactions. At each subsequently scheduled meeting, management will update the disinterested directors regarding any material changes to the transactions. If management recommends any additional Related Party Transactions subsequent to the first meeting of a calendar year, these transactions will be submitted to the disinterested directors.

In situations where a significant opportunity is presented to management or a member of the Board of Directors which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated 5% shareholder) must obtain the consent of the Board of Directors.

Transactions

Lamar C. Smith is an executive officer and director of First Command Financial Services, Inc. (First Command), a corporation 100% owned by the First Command Employee Stock Ownership Plan (First Command ESOP). Mr. Smith is a beneficiary of the First Command ESOP although he has no ability to vote the stock of First Command that is held by the First Command ESOP. First Command receives commissions as the military agency distribution system for selling certain life insurance products offered by Torchmark’s insurance subsidiaries pursuant to agency agreements. In 2006, that company received commission payments of $50,807,060 for sales of life insurance on behalf of Torchmark subsidiaries, which comprised approximately 28% of First Command’s 2006 revenues. Torchmark’s insurance subsidiaries held balances due from First Command agents of $6,644,416 at year-end 2006.

Liberty, a Torchmark subsidiary, is also party to a coinsurance agreement with First Command Life Insurance Company, a First Command subsidiary, whereby Liberty cedes back to First Command Life on an annual basis approximately 3% of the life insurance business sold by First Command Life on behalf of Liberty and First Command Life annually pays Liberty certain designated percentages of renewal and first year premiums as expense reimbursement and the actual amount of commissions paid or advanced on the premium received. Additionally, under this agreement, Liberty and other Torchmark subsidiaries provide First Command Life with certain administrative, accounting and investment management services. In 2006, Liberty paid $2,705,872 to First Command Life in premiums and received $197,529 in expense reimbursements, $211,854 in benefit repayments and $868,444 as commission reimbursements.

Torchmark subsidiaries, United American and Liberty, entered into a $27,000,000 7% collateral loan agreement (maximum principal amount and accumulated interest) with IRA (now First Command) in 1998 and a 7.55% construction loan agreement in an amount not to exceed $22,500,000 with First Command in 2001, respectively. United American made a $7,000,000 loan in 1998 and a $15,000,000 loan in 2001 to First Command under the collateral loan agreement. The largest aggregate amount of indebtedness outstanding from First Command to United American under the collateral loan during 2006 was $9,309,176 and as of December 31, 2006, the outstanding balance of the collateral loan was $7,432,828. Total principal repaid on the collateral loan in 2006 was $1,876,398 and total interest paid on this loan in 2006 was $591,825. The construction loan resulted in a permanent fifteen year mortgage financing at a rate of 2.25% over the ten year treasury rate at inception but not less than 7%, specifically in a $22.3 million principal amount 7% mortgage loan to be repaid in monthly installments commencing on May 1, 2003. The mortgage loan had an outstanding principal balance of $18,704,355 at February 13, 2007. The largest aggregate indebtedness to Liberty from First Command under the mortgage loan during 2006 was $19,846,259. Total principal repaid on the mortgage loan in 2006 was $1,044,873 and total interest repaid in 2006 on this loan was $1,362,040.

Torchmark subsidiary American Income is a party to an agreement to guarantee certain personal loans of American Income employees and agents with First Command Bank, a subsidiary of First Command. At December 31, 2006 the balance subject to this guarantee, which is secured by vested commissions due the employees and agents, was $71,033.

Certain officers and employees of Torchmark subsidiary United American utilize business credit cards issued by First Command Bank, which are subject to an aggregate Visa credit line approved by First Command Bank of $1,000,000. No annual issuance fees for these credit cards are paid by United American to First Command Bank. In 2006, $941,621 was paid to Visa in satisfaction of the business charges on these credit cards by United American. Visa remits a percentage-based fee to First Command Bank.

At their February 20, 2006 meeting, the disinterested members of the Board (all directors except Lamar Smith) reviewed and approved each of these related party transactions with Mr. Smith under the Company’s Related Party Transactions Policy.

Torchmark Corporation, as trustee of the Pension Plan, is a party to an Investment Advisory Agreement effective as of March 1, 2006 with Hudson Asset Managers, L.L.C. (HAM), pursuant to which HAM serves as the discretionary investment manager for Pension Plan assets. C.B. Hudson, who served as a director and Chairman of the Board of Torchmark until February 22, 2006, is the Chief Executive Officer of HAM. HAM was paid $123,450 in 2006 for investment advisory services. Pursuant to the Company’s procedures in place at the time the Investment Advisory Agreement was entered into, the Audit Committee of the Board reviewed this agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange and to submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all required Section 16(a) filings applicable to its executive officers, directors, and greater than ten percent beneficial owners were timely and correctly made except Sam Perry filed one late Form 4 to reflect an acquisition by his IRA account and amended Forms 4 were filed by Andrew King late reporting the grant of a December 13, 2005 stock option (one amendment), by Danny Almond late reporting issuer redemption of directly-held Torchmark Capital Trust I and II preferred securities (one amendment), by Michael Klyce to reflect shares omitted from his direct ownership balance (one amendment), by Spencer Stone to reflect late reporting of a 2004 gift of shares to his spouse (one amendment) and to include omitted shares previously correctly reported as indirectly held by his spouse (one amendment), by Anthony McWhorter to correct his direct share balance (one amendment) and by Paul Zucconi to update the dividend reinvestment balance on a family limited partnership account (one amendment).

AUDIT COMMITTEE REPORT

As of the date of this Proxy Statement, the Audit Committee of the Board of Directors is comprised of four directors all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Paul J. Zucconi, who currently serves as Committee Chairman; Charles E. Adair, Robert W. Ingram, and Harold T. McCormick. All members of the Audit Committee are financially literate as that qualification has been interpreted by the Company’s Board of Directors in its business judgment and at least one member of the Audit Committee has accounting or related financial management expertise. In October 2003, the Board of Directors, after review and deliberation, determined that Paul J. Zucconi is the audit committee financial expert serving on the audit committee in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407. Mr. Zucconi is independent as that term is defined for audit committee members in the New York Stock Exchange listing standards applicable to the Company and continues to serve as the audit committee financial expert.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of Torchmark as of and for the year ended December 31, 2006 with Company management and Deloitte & Touche LLP (Deloitte), the independent auditors. The Audit Committee received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company and satisfied itself as to the auditors’ independence. The Audit Committee reviewed and discussed with Deloitte all communications required by auditing standards generally accepted in the United States of America, including Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in Torchmark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Paul J. Zucconi, Chairman

Charles E. Adair

Robert W. Ingram

Harold T. McCormick

The foregoing Audit Committee Report shall not be deemed “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to Torchmark for the fiscal years ended December 31, 2006 and 2005 by the Company’s principal independent accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the Deloitte Entities).

	2006		2005
Audit Fees (a)
Financial Statements	$1,791,811		$1,527,721
Sarbanes-Oxley Act, Section 404 Attestation	688,000		1,118,700
Audit Related Fees
Pension Plan	100,000		97,000
Sarbanes-Oxley Act, Section 404 Advisory Services	0		6,490

Total Audit and Audit Related Fees		$2,579,811		$2,749,911

Tax Fees (b)		29,876		103,492

All Other Fees
Insurance Department Examinations	11,295		21,128

Total All Other Fees		11,295		21,128

Total Fees		$2,620,982		$2,874,468

(a)	Fees for audit services billed in 2006 and 2005 consisted of:

(i)	Audit of Company’s annual financial statements and insurance subsidiaries statutory financial statements;
(ii)	Review of the Company’s quarterly financial statements; and
(iii)	Services related to Securities and Exchange Commission filings and regulatory matters.

(b)	Fees for tax services provided in 2006 and 2005 consisted primarily of fees for assistance with tax audits and appeals.

Pre-approval Policy

All audit and non-audit services performed by Deloitte in 2006 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 meeting. The Policy requires that all services provided by Deloitte, both audit and non-audit must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the Disclosure Categories) that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of the specific service.

A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly scheduled meeting.

The Chief Financial Officer or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000 after obtaining approval of the Chairman of the Audit Committee as the Designated Member. The Audit Committee may also periodically establish fee thresholds for pre-approved services.

At each regularly scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Committee’s last meeting, a list of any de minimus services approved by the Chief Financial Officer and the Audit Committee Chairman and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.

MISCELLANEOUS INFORMATION

Proposals of Stockholders

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the annual meeting of stockholders in 2008, the proposal must be received by the Company by the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 20, 2007. If a stockholder proposal is submitted outside the proposal process mandated by Securities and Exchange Commission rules, it will be considered untimely if received after February 3, 2008.

General

The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses.

The Annual Report of the Company for 2006, which accompanies this proxy statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 and the financial statements and schedules thereto. Upon request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These written requests should be directed to Investor Relations Department of Torchmark Corporation at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Carol A. McCoy

Vice President, Associate Counsel & Secretary

March 19, 2007

Appendix A

TORCHMARK CORPORATION

2007 LONG-TERM COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Torchmark Corporation 2007 Long-Term Compensation Plan (the “Plan”) is to promote the success, and enhance the value, of Torchmark Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Notice” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Notices may be in the form of individual award notices, agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Notices, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the U. S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Torchmark Corporation, a Delaware corporation, or any successor corporation.

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(k) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the following cases: (ii) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.

(n) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate.

(r) “Exchange” means the New York Stock Exchange or any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

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(u) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, give such term in the applicable Award Notice. If not defined in each such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision.

(x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Section 303A of the New York Stock Exchange Listed Company Manual, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” refers to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee) “Performance Award” means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 10.

(ff) “Performance-Based Cash Award” means a right granted to a Participant under Article 10 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(gg) “Performance Share” means an Award under Article 10 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

(hh) “Performance Unit” means an Award under Article 10 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

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(ii) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(jj) “Plan” means the Torchmark Corporation 2007 Long-Term Compensation Plan, as amended from time to time.

(kk) “Prior Plan” means the Company’s Amended and Restated 2005 Incentive Plan, as amended.

(ll) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Measures as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(mm) “Qualified Business Measures” means one or more of the Business Measures listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(nn) “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(oo) “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(pp) “Retirement” means a Participant’s termination of employment with the Company or an Affiliate with the Committee’s approval after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment.

(qq) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(rr) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(ss) “Stock” means the $1.00 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(tt) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(uu) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(vv) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ww) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

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3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than or ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Notice and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, subject to and in accordance with Article 11 or 14;

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(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Notice, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Notice as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION.

(a) Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b) Special Committee. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. AWARD NOTICES. Each Award shall be evidenced by an Award Notice. Each Award Notice shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Article 15, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be

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3,250,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,000,000. The maximum number of Shares that may be issued upon grant or exercise of Full Value Awards granted under the Plan shall be 250,000.

5.2. SHARE COUNTING. Shares covered by an Award shall be debited from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Substitute Awards granted pursuant to Section 14.8 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 300,000.

(b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 300,000.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate grant of performance-based Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 30,000.

(d) Performance Units or Performance Shares. The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any 12-month period under the Plan shall be 30,000 Shares, or equal to the value of 30,000 Shares, determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards under the Plan to any one Participant in any 12-month period shall be the greater of $2,000,000 or the value of 30,000 Shares, determined as of the date of vesting or payout, as applicable.

(f) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 30,000 Shares.

5.5. MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 14.8 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, Full-Value Awards granted under the Plan to an employee or officer shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Full Value Awards in the event of the Participant’s death, Disability, or Retirement, or a Change in Control.

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ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are employees of an Affiliate may only be granted Options or SARs to the extent that the Affiliate is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control with the Company, as of the Grant Date, as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least 50% (or 20% in the case of an Option or SAR granted to an employee of a joint venture partner based on “legitimate business criteria” within the meaning of Code Section 409A), of the Affiliate to determine the members of the controlled group of corporations and the entities under common control.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.8) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) EXERCISE TERM. No Option granted under the Plan shall be exercisable for more than seven years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS . The Committee is authorized to grant stock appreciation rights to participants on the following terms and conditions:

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(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c) EXERCISE TERM. No SAR shall be exercisable for more than seven years from the Grant Date.

(d) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time any Stock acquired pursuant to the exercise of the SAR first becomes substantially vested.

(e) OTHER TERMS. All SARs shall be evidenced by an Award Notice. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Notice.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Notice setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Notice or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Agreement, Awards of Restricted Stock will be entitled to full dividend rights, and any dividends paid thereon will be paid or distributed to the holder no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture.

9.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

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9.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Notice or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate, and may relate to relative performance as compared to an outside reference or peer group. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

10.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value if the Committee so provides, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property (including Shares) as determined by the Committee, variable under conditions specified in the Award Notice, if the performance goals applicable to the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award Notice, if the performance goals applicable to the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

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10.4. OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property in the discretion of the Committee, and have such other terms and conditions as determined by the Committee and reflected in the Award Notice. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

11.2. OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award, within the time period prescribed by Section 162(m) of the Code, based on one or more of the following Qualified Business Measures, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

—Premium	Revenue

—Total	Revenue

—Sales

—Profit	(net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—Earnings	(earnings per share or other corporate earnings measures)

—Net	income (before or after taxes, operating income or other income measures)

—Cash	(cash flow, cash generation or other cash measures)

—Stock	price or performance

—Total	stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

—Economic	value added

—Return	measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

—Market	share

—Improvements	in capital structure

—Expenses	(expense management, expense ratio, expense efficiency ratios or other expense measures)

—Business	expansion (acquisitions)

—Internal	rate of return or increase in net present value

—Productivity	measures

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—Cost	reduction measures

—Strategic	plan development and implementation

Performance goals with respect to the foregoing Qualified Business Measures may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, Retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE MEASURES. The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Measures or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

11.6. AWARD LIMITS. Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

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ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents only on Full Value Awards to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Agreement, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. PAYMENT OF AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing a violation of Section 409A of the Code.

14.2. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.3. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state

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securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.4. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Notice or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability, (i) all of such Participant’s outstanding Options and SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.5. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.5 shall apply in the case of a Change in Control, unless otherwise provided in the Award Notice or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options and SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 17.3, there shall be prorata payout to Participants within thirty (30) days following the Change in Control (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options and SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs

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during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Notice includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.6. EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.5, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. FORFEITURE EVENTS. The Committee may specify in an Award Notice that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

14.8. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee

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determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Notice, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

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(c) Except as otherwise provided in Article 15, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Notice or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, or any Participant’s engagement as a consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum payment of federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) Notwithstanding anything in the Plan or in any Award Notice to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Notice by reason the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or

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definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, (ii) the payment or distribution of such amount or benefit to any person who is a “key employee” is delayed for such period of time, if any, as may be required to avoid a violation of Code Section 409A, or (iii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Notice.

(b) Notwithstanding anything in the Plan or in any Award Notice to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Notice shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any

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foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Notices shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12. ADDITIONAL PROVISIONS. Each Award Notice may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.14. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the Torchmark Corporation 2007 Long-Term Compensation Plan as adopted by the Board on             , 2007 and by the stockholders on             , 2007.

TORCHMARK CORPORATION

By:

Its:

20

BNY (212) 493-6961— 70368 — Torchmark Corporation – Internet/Telephone Proxy Card	Proof 2 — 03/05/07 — 16:05

TORCHMARK CORPORATION	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxypush.com/tmk		1-866-785-4027

• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

1-866-785-4027
☐	CALL TOLL-FREE TO VOTE

Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

☒
Votes must be indicated
(x) in Black or Blue ink.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, FOR Proposals 2 and 3 and AGAINST Proposal 4.

1. Election of Directors						FOR	AGAINST	ABSTAIN

FOR ☐ ALL	WITHHOLD ☐ FOR ALL	*EXCEPTIONS ☐			3. Long-Term Compensation Incentive Plan	☐	☐	☐

Nominees: (01) Charles E. Adair, (02) Joseph L. Lanier, Jr., (03) Lloyd W. Newton					4. Shareholder Proposal	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)					Mark here if you wish to discontinue receiving more than one annual report.			☐

*Exceptions _______________________________________________

					To change your address, please mark this box.			☐

		FOR	AGAINST	ABSTAIN

2. Ratification of Auditors		☐	☐	☐	To include any comments, please mark this box.			☐

S C A N L I N E

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

BNY (212) 493-6961— 70368 — Torchmark Corporation – Internet/Telephone Proxy Card	Proof 2 — 03/05/07 — 16:05

Dividend Reinvestment: Torchmark maintains a Dividend Reinvestment Plan for all holders of its common stock. Under the plan, shareholders may reinvest all or part of their dividends in additional shares of common stock and may also make periodic additional cash payments of up to $3,000 toward the purchase of Torchmark stock. Participation is entirely voluntary. More information on the plan can be obtained by calling 1-800-524-4458.

Direct Deposit of Dividends: Torchmark makes direct deposit of cash dividends available to its shareholders. To obtain information and materials for participation in this service, please call 1-800-524-4458.

www.torchmarkcorp.com: Torchmark’s web site, https://www.torchmarkcorp.com, contains financial information about the company, information regarding our insurance subsidiaries and corporate governance information. The Company’s Shareholder Rights Policy is also posted on the web site.

Multiple Annual Reports: Securities and Exchange Commission rules require that an annual report precede or be included with proxy materials. If you have multiple Torchmark accounts, you may be receiving more than one Torchmark annual report, which is costly to Torchmark and may be inconvenient to you. You may authorize Torchmark to discontinue mailing extra reports by marking the appropriate box on the reverse side of the proxy card for selected accounts. At least one account MUST continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements, proxy cards or dividend checks. To resume the mailing of an annual report to an account, please call 1-800-524-4458.

P R O X Y	TORCHMARK CORPORATION Proxy/Direction Card for Annual Meeting on April 26, 2007
This Proxy/Direction is solicited by the Board of Directors of The Company.
The undersigned hereby appoints Mark S. McAndrew and Larry M. Hutchison, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at the Fairmont Hotel Dallas, 1717 North Akard St., Dallas, Texas 75201 on the 26th day of April, 2007 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), Torchmark Corporation Savings and Investment Plan (TTP), Waddell & Reed Financial, Inc. 401-K and Savings and Investment Plan (WR 401K), Liberty National Life Insurance Company 401(K) Plan (LNL 401K) and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company (LNL PS&R) will be voted in the manner specified and in the discretion of the persons named above or such agents or trustees on such other matters as may properly come before the meeting.

(change of address/comments)
	___________________________	TORCHMARK CORPORATION
	___________________________	P.O. BOX 11173
	___________________________	NEW YORK, N.Y. 10203-0173

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.